NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

HUMANA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2003

Dear Fellow Stockholders:

We would like to invite you to attend the Annual Meeting of Stockholders of Humana Inc. to be held on Thursday, May 15, 2003, at 10:00 a.m., EDT at the Company’s headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky and to be web cast via the Internet at the Investor Relations section of the Company’s web site www.humana.com. The attached Proxy Statement contains information about the matters to be voted upon. Please give this information your careful attention.

Enclosed are:

•	The notice of meeting
•	The Proxy Statement
•	Annual Report on Form 10-K
•	A proxy card
•	A postage-paid envelope

We hope you can attend the meeting. However, if you are unable to join us, we urge you to exercise your right as a stockholder and vote. The vote of every stockholder is important.

Stockholders that have access to the Internet have the opportunity to receive this Proxy Statement electronically. If you have not already done so for this year, we encourage you to elect this method of receiving the Proxy Statement next year. Not only will you have access to the document as soon as it is available, but you will be helping the Company reduce expenses.

This Proxy Statement is being mailed or transmitted on or about March 28, 2003 to the Company’s stockholders of record.

Sincerely,

David A. Jones	Michael B. McCallister
Chairman of the Board and Significant Stockholder	Director, President, Chief Executive Officer
and Significant Stockholder

Humana Inc.

March 28, 2003

Notice of Annual Meeting of Stockholders

Thursday, May 15, 2003

10:00 a.m., EDT

Humana Building

25th Floor Auditorium

500 West Main Street

Louisville, Kentucky 40202

AGENDA

1.	Elect directors;

2.	Approve the Company’s 2003 Stock Incentive Plan;

3.	Approve the Company’s 2003 Executive Management Incentive Compensation Plan; and

4.	Transact any other business properly brought before the meeting.

Stockholders of record at the close of business on March 19, 2003 will be entitled to vote.

Your vote is important so that as many shares as possible will be represented. Please vote by one of the following methods:

•	VIA THE INTERNET

•	BY TELEPHONE

•	BY RETURNING THE ENCLOSED PROXY CARD

(see instructions on proxy card).

By Order of the Board of Directors,

Joan O. Lenahan

Secretary

FREQUENTLY ASKED QUESTIONS

Q:	When will this proxy statement be sent to stockholders?

A:	This proxy statement is being sent on or about March 28, 2003 to stockholders of record. It will also be available at the Company’s web site www.humana.com on that date.

Q:	When and where is the annual meeting?

A:	The Annual Meeting will be held on Thursday, May 15, 2003 at 10:00 a.m. at 500 W. Main Street, Louisville, Kentucky 40202 at The Humana Building, 25th Floor Auditorium.

Q:	What am I voting on?

A:	You are being asked to:

1.)	Elect individuals to serve on the Board of Directors of the Company;

2.)	Approve the Company’s 2003 Stock Incentive Plan;

3.)	Approve the Company’s 2003 Executive Management Incentive Compensation Plan.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters are presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends that you vote:

1.)	FOR each of the nominees;

2.)	FOR the adoption of the Company’s 2003 Stock Incentive Plan;

3.)	FOR the adoption of the Company’s 2003 Executive Management Incentive Compensation Plan.

All Shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received before or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated, the executed proxies will be voted FOR approval of the election of the Board of Directors, FOR the adoption of the 2003 Stock Incentive Plan and FOR the adoption of the 2003 Executive Management Incentive Compensation Plan.

Q:	Who is entitled to vote?

A:	Anyone who owns Humana Inc. common stock (“Shares”) as of the close of business on March 19, 2003 (the “Record Date”) is entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Q:	What is a “quorum”?

A:	A “quorum” is a majority of the outstanding shares. Shares may be voted at the Annual Meeting or represented by a signed proxy card. There must be a quorum for the Annual Meeting to be held.

Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The Company believes that pursuant to current New York Stock Exchange regulations, brokers will have discretionary voting power over each item, and therefore there should be no broker non-votes.

Q:	How many shares are eligible to vote?

A:	As of the Record Date, March 19, 2003, 160,767,347 Shares of Company common stock were outstanding and entitled to vote. Every stockholder is entitled to one vote for each share held.

Q:	What if my shares are not registered in my name?

A:	If you own your shares in “street name,” meaning that your broker is actually the record owner, you should receive proxy materials from your broker. When you own your shares in street name, you are deemed a beneficial owner for voting purposes.

Q:	How do I vote?

A:	There are four ways that you can vote your shares.

1.	Over the Internet. The Web site for voting is at http: //www.ProxyVote.com.

In order to vote on the Internet, you need the control number on your proxy card. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. The Internet voting system is available 24 hours a day, seven days a week, until 11:59 p.m. on Wednesday, May 14, 2003.

Once you are logged on the Internet voting system, you can record and confirm (or change) your voting instructions. If you use the Internet voting system, you do not need to return your proxy card.

2.	By telephone. If you are in the United States or Canada, Registered Holders—call 1-800-690-6903; Beneficial Holders—call 1-800-454-8683—which are toll-free numbers. The telephone voting system is available 24 hours a day, seven days a week, until 11:59 p.m. on Wednesday, May 14, 2003.

In order to vote by telephone, you need the control number on your proxy card. Each stockholder has a unique control number so that we can ensure all voting instructions are genuine and prevent duplicate voting.

Once you are logged on the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions. If you use the telephone voting system, you do not need to return your proxy card.

3.	By mail. Mark your voting instructions, sign and date the proxy card and then return it in the postage-paid envelope provided. If you mail your proxy card, we must receive it before 10:00 a.m. EDT on Thursday, May 15, 2003, the day of the Annual Meeting.

If we receive your signed proxy card, but you do not give voting instructions, our representatives will vote your shares FOR approval of the election of all members of the Board of Directors; FOR approval of the 2003 Stock Incentive Plan; and FOR approval of the Company’s 2003 Executive Management Incentive Compensation Plan. If any other matters arise during the Annual Meeting that require a vote, the representatives will exercise their discretion.

4.	In person. Attend the Annual Meeting. However, you can vote by methods 1, 2 or 3 above and still attend the Annual Meeting.

Q:	How do I vote the shares held in the Humana Common Stock Fund of the Humana 401(k) plan and retirement plan (“HRSP”)?

A:	If you have money in the Humana Common Stock Fund of the HRSP, you may vote. Under the HRSP you do have “pass-through voting rights” based on your interest – the amount of money you have invested – in the Humana Common Stock Fund.

You may exercise pass-through voting rights in almost the same way that stockholders may vote their shares, but you have an earlier deadline. If your voting instructions are received by 11:59 p.m. Eastern Time on Tuesday, May 13, 2003, the trustee will submit a proxy that reflects your instructions. If you do not give voting instructions (or give them late), the trustee will vote your interest in the Humana Common Stock Fund in the same proportion as the Shares actually voted.

You may send your instructions to the plan trustee by using the Internet, telephone or mail methods described above. You cannot vote in person at the Annual Meeting.

Your voting instructions will be kept confidential under the terms of the HRSP.

Q:	How many votes are required to elect each director?

A:	Nominees receiving the greatest number of votes duly cast (called a “plurality”) will be elected.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting, but will not be counted for purposes of calculating a plurality. Therefore, abstentions and broker non-votes will have no impact as to the election of directors.

Q:	How many votes are required to approve the Company’s 2003 Stock Incentive Plan?

A:	Approval of the Company’s 2003 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the Shares of Company common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote.

Abstentions and broker non-votes, if any, will be treated as being present and entitled to vote on this matter and, therefore, will have the effect of votes against this proposal.

Q:	How many votes are required to approve the Company’s 2003 Executive Management Incentive Compensation Plan?

A:	Approval of the 2003 Executive Management Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the Shares of Company common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote.

Abstentions and broker non-votes, if any, will be treated as being present and entitled to vote on this matter and, therefore, will have the effect of votes against this proposal.

Q:	Who will count the votes?

A:	Automatic Data Processing Investor Communication Services (“ADP”), and D. F. King & Co., Inc. will tabulate the votes cast by proxy. In addition, the Company’s Inspectors of Election will tabulate the votes cast at the Annual Meeting together with the votes cast by proxy.

Q:	How do I revoke my proxy?

A:	You have the right to revoke your proxy at any time before the meeting.

To do so, will depend upon how you originally voted:

By Internet—simply log in and resubmit your vote—ADP will only count the last instructions;

By Telephone—simply sign in and resubmit your vote—ADP will only count the last instructions;

By Mail—you must give written notice of revocation to the Automatic Data Processing, Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717 or by fax at (515) 254-7733, submit another properly signed proxy with a more recent date, or vote in person at the meeting. For written and fax notices, you must include the control number that is printed on the upper portion of the proxy card.

Q:	What if I received more than one set of materials?

A:	The Securities and Exchange Commission recently approved a new rule concerning the delivery of annual disclosure documents. The rule allows us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and Humana. It reduces the volume of duplicate information received at your household and helps to reduce Humana’s expenses. The rule applies to Humana’s annual reports, proxy statements or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy; or if you share an address with another Humana stockholder and together both of you would like to receive only a single set of Humana’s annual disclosure documents for future mailings, follow these instructions:

Please contact ADP and inform them of your request by calling them at (888) 603-5847 or writing them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to identify Humana and include your name, address, the name of your brokerage firm (if applicable) and your account number.

Q:	When are the stockholder proposals for the 2004 Annual Meeting due?

A:	Stockholder proposals for inclusion in the proxy materials relating to the annual meeting of stockholders to be held in May 2004 must be submitted to the Corporate Secretary in writing no later than November 28, 2003. Proposals should be submitted to Joan O. Lenahan, Secretary, Humana Inc., 500 W. Main Street, Louisville, KY 40202.

Q:	How much did this proxy solicitation cost?

A:	D. F. King & Co., Inc. was hired to assist in the distribution of proxy materials and solicitation of votes for $10,000 plus expenses.

The Company has also engaged ADP to assist in the distribution of proxy materials and the accumulation of votes through the Internet, telephone and coordination of mail votes for approximately $25,000 plus expenses.

The Company will reimburse stockbrokers, other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the stockholders.

Q:	How can I obtain additional information about the Company?

A:	Included with this mailing is a copy of our Annual Report on Form 10-K for the year ended December 31, 2002. The Company’s Annual Report on Form 10-K and all other filings with the Securities and Exchange Commission may also be accessed via the Investor Relations section on the Company’s web site at www.humana.com. We encourage you to visit our web site.

Q:	Where can I find voting results for this Annual Meeting?

A:	The voting results will be published in the Company’s Form 10-Q for the period ending June 30, 2003 which will be filed with the Securities and Exchange Commission on or before August 14, 2003.

ELECTION OF DIRECTORS

The Board of Directors of Humana Inc. (the “Company”), in accordance with the provisions of the Company’s Articles of Incorporation and Bylaws, has determined that the number of directors to be elected at the Annual Meeting of the Company shall be seven. The directors are elected to hold office until the Annual Meeting of Stockholders in 2004 and until a successor is elected and qualified.

If any nominee becomes unable to serve for any reason (which is not anticipated), the Shares of common stock represented by the enclosed proxy may be voted for the substituted nominee as may be designated by the Board of Directors.

The following table shows certain information concerning the nominees at March 19, 2003.

Name	Age	Position	First Elected Director
David A. Jones	71	Chairman of the Board	08/61
David A. Jones, Jr.	45	Vice Chairman of the Board	05/93
Michael E. Gellert	71	Director	02/68
John R. Hall	70	Director	05/92
Irwin Lerner	72	Director	11/93
Michael B. McCallister	50	Director, President & Chief Executive Officer	02/00
W. Ann Reynolds, Ph.D.	65	Director	01/91

David A. Jones has been Chairman of the Board of the Company since its inception in August 1961 (including a predecessor company) and served as Chief Executive Officer of the Company from its inception until December 1997, when he retired. Due to the resignation of the Company’s former President and Chief Executive Officer in August 1999, he served as Interim Chief Executive Officer from that time until February 2000, when Mr. McCallister was elected. Mr. Jones is currently a director of Abbott Laboratories, but is scheduled to retire in April 2003.

David A. Jones, Jr. was elected Vice Chairman of the Board of the Company in September 1996. He is Chairman and Managing Director of Chrysalis Ventures, LLC, in Louisville, Kentucky, and is the son of David A. Jones, Chairman of the Board. He is Chairman of the Board of High Speed Access Corp.

Michael E. Gellert is a general partner of Windcrest Partners, a private investment partnership in New York, New York, having held that position since April 1967. From January 1958 until his retirement in October 1989, Mr. Gellert served in executive capacities with Drexel Burnham Lambert and its predecessors in New York, New York. Mr. Gellert is also a director of Dalet SA, a publicly held French company; Devon Energy Corporation; High Speed Access Corp.; Seacor Smit Inc.; Six Flags Inc.; Smith Barney World Funds, Inc.; and Travelers Series Fund, Inc.

John R. Hall is the retired Chairman of the Board and Chief Executive Officer of Ashland Inc., positions he held since 1981 until his retirement in 1996. He is also a member of the American Petroleum Institute Executive Committee, a member of the Transylvania University Board of Trustees and past President of Vanderbilt University Board of Trustees and remains a trustee. Mr. Hall retired as a director of Arch Coal, Inc. in April 1999. He was named non-executive chairman of Bank One Corporation in December 1999, a position he held for three months. He is also a director of Bank One Corporation; The Canada Life Assurance Company; CSX Corporation; GrafTech International f/k/a UCAR International Inc.; and USEC, Inc.

Irwin Lerner is the retired Chairman of the Board and Executive Committee of Hoffmann-La Roche Inc. From April 1980 to December 1992, Mr. Lerner was President and Chief Executive Officer of Hoffmann-La Roche Inc. He is a Distinguished Executive-in-Residence at the Rutgers University Graduate School of Management. He is also the Chairman of Medarex Inc. and a director of Covance Inc., Nektar Therapeutic Inc. and V. I. Technologies, Inc.

Michael B. McCallister was elected President, Chief Executive Officer and a member of the Board of Directors of the Company in February 2000. Prior to that, Mr. McCallister served as Senior Vice President – Health System Management from January 1998 to February 2000 and as Division I President from July 1996 to January 1998. Mr. McCallister joined the Company in June 1974.

W. Ann Reynolds, Ph.D. is the Director of the Center for Community Outreach Development and Professor of Biology at The University of Alabama at Birmingham, positions she has held since August 2002. Prior to that she was President of The University of Alabama at Birmingham from September 1997 through June 2002. Before that, she served as Chancellor of the City University of New York, in New York, New York for seven years and Chancellor of the California State University system for eight years. She is also a director of Abbott Laboratories; Maytag Corporation; and Owens-Corning Fiberglass Corporation.

The information given in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL NOMINEES.

DIRECTOR ATTENDANCE

During 2002, the Board of Directors met six times. All directors attended at least 75% of the scheduled Board of Directors’ meetings and meetings held by Committees of which they were members.

DIRECTOR COMPENSATION

The following table shows compensation for Directors who are not employees:

Compensation

Annual Board Retainer (Except for Chairman)	$17,500 $25,000 Fair Market Value worth of Humana Stock first business day of January (1)

Annual Stock Option Grant (2)	5,000 stock options

Annual Fee for Committee Chairperson (except Executive Committee)	$3,000

Annual Fee—Executive Committee Members	$5,000

Board Attendance Fee (per meeting)	$2,500

Committee Attendance Fee (per meeting)	$1,000

(1)	Each director except Mr. Jones received 2,165 shares in 2002. Mr. Jones does not participate due to his retainer provisions as Chairman described below.
(2)	The director options granted on January 2, 2002 had an exercise price of $11.55, the fair market value on that date.

In addition, the Company paid certain local taxes that averaged approximately $1,396 per outside director, excluding Mr. Jones’ amount which is described below.

In 2002, as the Company’s Chairman of the Board of Directors, Mr. Jones received a $200,000 annual cash retainer in lieu of attendance fees and the annual board retainer fee outlined above. Mr. Jones receives the annual stock option grant described above and receives fees as an Executive Committee member. In addition to Board of Directors’ responsibilities, Mr. Jones’ compensation reflects his continuing consultation on major initiatives of the Company and on corporate strategy and policy, and his external activities, including preserving and enhancing the image of the Company within the health benefits industry. Mr. Jones was provided office space, with an annual value of approximately $43,500 as well as administrative and secretarial support, at a cost for 2002 of approximately $204,765. In addition, during 2002, the Company provided Mr. Jones with life and accidental death insurance, parking, occupational tax, and membership to the Company’s fitness club at a cost of $16,116. Pursuant to his retirement in December 1997, Mr. Jones has elected to receive a joint and survivor annuity payment with a minimum of twenty years’ payments under the Officers’ Target Retirement Plan (“OTRP”). Under the OTRP, Mr. Jones received approximately $56,800 per month in 2002. The Company will continue to provide the benefits and arrangements described above to Mr. Jones for at least as long as he serves as Chairman of the Board. In December 1999, the Board believed it was in the best interest to set out the terms and conditions as described above in a written agreement. This agreement formalizes the terms of Mr. Jones’ compensation as described herein until he no longer serves as Chairman of the Board or until December 31, 2004, whichever is longer.

In connection with his position as Vice Chairman of the Board, David A. Jones, Jr. was reimbursed $30,000 for office expenses incurred in 2002.

The following table shows benefits for Directors who are not employees:

Benefits

Charitable Contributions	Company matches up to $20,000

Group Life and Accidental Death Insurance	$150,000

Business Travel Accident Insurance	$250,000

Directors may elect to participate in the medical and dental benefit programs offered to all employees of the Company at a comparable rate as paid by employees. One director nominee has elected this option.

The Company also maintains the 1989 Stock Option Plan for Non-employee Directors (which has expired) and the 1996 Stock Option Incentive Plan pursuant to which options to purchase 15,000 Shares of the common stock are granted at 100% of fair market value to each Non-employee Director upon his or her initial election to the Board of Directors. In addition, options to purchase 5,000 Shares of the common stock are granted on the first business day of each January at 100% of fair market value to each Non-employee Director.

Non-employee Directors elected subsequent to 1998 do not receive any retirement benefits. The current directors have retirement benefits that are grandfathered under the Company’s Retirement Policy (the “Policy”). The Policy provides that a director who is not an employee must retire at the annual meeting following his or her seventy-third birthday. The retiring director is entitled to elect to receive either: (1) an annual retirement benefit for the life of the director in the amount of $38,000, the annual retainer fee in effect for 1997; or (2) in lieu thereof, an actuarially equivalent joint and survivor annuity payment. In addition, each retiring director also receives an annual matching charitable contribution benefit of 50% of the annual retirement benefit. Benefits are prorated for any retiring director who has not served at least ten years on the Board of Directors. For fiscal year 2002, the Company paid and will continue to pay benefits under the Policy to three former directors and has a separate letter agreement that was executed with one other former director before the adoption of the Policy. The benefits under the letter agreement are comparable to those under the Policy.

BOARD COMMITTEES

The Company has Audit, Executive, Investment, Medical Affairs, Nominating & Corporate Governance, and Organization & Compensation Committees of its Board of Directors. The Company has adopted written charters for each of the Board Committees. The members of the Audit Committee and Organization & Compensation Committee are independent, outside directors as currently defined by the New York Stock Exchange and the Securities and Exchange Commission, respectively. The Company believes that the Nominating Committee is comprised solely of independent directors, none of whom have any relationship with the Company that would interfere with his or her ability to exercise independent judgement in nominating candidates for Board membership. Additional information regarding the Audit Committee and the Organization & Compensation Committee is included in this Proxy Statement under the caption “Audit Committee Report” and “Organization & Compensation Committee Report”. The number of meetings held in 2002, and membership as of the Record Date were as follows:

Current Committee Membership and Meetings Held During 2002

	Audit	Executive	Investment	Medical Affairs	Nominating & Corporate Governance	Organization & Compensation

Number of Meetings Held in 2002	6	3	2	3	4	4

NAME

David A. Jones		C

David A. Jones, Jr.		M	C	M	M

Charles M. Brewer(1)	M				M	M

Michael E. Gellert	C	M	M			M

John R. Hall	M				C	M

Irwin Lerner	M			M		C

Michael B. McCallister		M

W. Ann Reynolds, Ph.D.			M	C	M

C = Chair

M = Member

(1)  Will not stand for re-election

The primary functions of each Board Committee follows:

Audit Committee

•	Recommends to the Board the appointment of the Company’s independent accountants;
•	Meets with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion, reviews the results of the audit;
•	Reviews with the independent accountants, the Company’s Internal Audit Department, and financial and accounting personnel, the effectiveness of the accounting and financial controls of the Company and makes recommendations for the improvement of such internal control procedures;
•	Reviews the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants;
•	Receives prior to each meeting, a summary of findings from completed internal audits and progress reports on the internal audit plan;
•	Reviews the financial statements and other information contained in the annual report and other reports to stockholders with management and the independent accountants to determine that the external auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders and reviews any changes in accounting principles;
•	Provides an opportunity to confer independently with the internal auditors and the independent accountants;
•	Determines the appropriateness of and approves the fees for audit and permissible non-audit services performed by the independent accountants; and
•	Meets in executive session.

Executive Committee

•	Exercises all the powers of the Board of Directors except as otherwise provided by Delaware law and the Company’s Bylaws during intervals between meetings of the Board.

Investment Committee

•	Establishes investment objectives and policies for the various investment portfolios of the Company and investment options available under various employee benefit plans; and
•	Reviews investment results.

Medical Affairs Committee

•	Reviews members’ needs in the facilitation of health services and oversees their implementation;
•	Reviews the effectiveness of the Company’s affiliations with physicians and the medical management processes designed to improve the quality of care delivered to the Company’s members; and
•	Reviews processes which allow the Company to maintain accreditation and meet quality-based and privacy regulatory requirements.

Nominating & Corporate Governance Committee

•	Recommends to the full Board criteria for the selection and qualification of the members of the Board;
•	Evaluates and recommends for nomination by the Board candidates to be proposed for election by the stockholders at each annual meeting;
•	Seeks out and assists in the attraction of highly qualified candidates to serve on the Board;
•	Recommends for Board approval candidates to fill vacancies on the Board which occur between annual meetings;
•	Studies and reviews with management the overall effectiveness of the organization of the Board and the conduct of its business, and makes appropriate recommendations to the Board; and
•	Reviews the overall relationship of the Board and management.

Organization & Compensation Committee

•	Reviews and approves compensation for the Chief Executive Officer of the Company;
•	Administers the Company’s equity compensation plans;
•	Reports to the Board regarding performance appraisals and compensation guidelines concerning the Chief Executive Officer and other executive officers;
•	Reviews and recommends to the Board additional executive compensation and employee benefit programs, including incentive-based compensation programs, equity-based programs, non-cash compensation programs, retirement and savings plans, severance programs, and any material changes to existing programs; and
•	Reviews and approves legally mandated changes in existing employee benefit programs.

CORPORATE GOVERNANCE

The Board’s corporate governance guidelines incorporate principles by which the Board operates. These are not a set of legally binding obligations, but guidelines within which the Board may conduct its business. They should be interpreted in the context of all applicable laws and the Company’s articles of incorporation, bylaws and other governing legal documents. The guidelines are as follows:

Guidelines:

•	The Board of Directors has a Nominating & Corporate Governance Committee.
•	A majority of the Directors should come from outside the Company and independence is important in the selection of new candidates. The Board selects candidates and extends invitations to join the Board.
•	The Board of Directors meets regularly on a bi-monthly basis with special sessions scheduled as required.
•	The Chairman and the President set the Board agenda, and directors may suggest items for inclusion. Information is made available to the Board of Directors a reasonable period of time before each meeting.
•	Only independent, outside directors serve on the Company’s Audit Committee and Organization & Compensation Committee.
•	All directors stand for election every year.
•	Directors have an annual written self-evaluation process.
•	Outside directors meet without management in executive session.
•	The Board of Directors reviews and approves a one-year operating plan for the Company.

Code	of Ethics:

•	A comprehensive Code of Ethics has been in place since 1995.
•	A Company-wide confidential telephone hotline for anonymous reporting of complaints and concerns by employees was established in 1995.

Organization & Compensation Committee Interlocks and Insider Participation

All members of the Organization & Compensation Committee are Non-employee directors and no member has any direct or indirect material interest in or a relationship with the Company other than stockholdings as discussed herein and as related to his position as director. During 2002, no member of the Organization & Compensation Committee had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

STOCK OWNERSHIP INFORMATION

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“Commission”) and the New York Stock Exchange, reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. As of August 29, 2002 these reports generally are due within two business days of the transaction. Executive officers, directors, and greater than ten percent stockholders are required to furnish the Company with copies of all the forms they file.

During the year ended December 31, 2002, based upon the Company’s knowledge of stock transfers, review of copies of these reports and written representations by the persons furnished to the Company, all executive officers, directors, and greater than ten percent beneficial owners of the Company’s common stock complied with Section 16(a) filing requirements applicable to the Company, except for the following:

Due to an administrative oversight, Bruce J. Goodman, Senior Vice President and Chief Service and Information Officer, was granted a stock option on November 7, 2002, which was reported on a Form 4 filed with the Commission on December 30, 2002.

The Company has a program to oversee the compliance of its executive officers and directors in their reporting obligations. The Company files its reports of ownership with the Commission electronically via the EDGAR system.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS OF COMPANY COMMON STOCK

Principal Stockholders of the Company

The following table shows certain data with respect to those persons known by the Company to be beneficial owners of 5% or more of the outstanding common stock of the Company as of the Record Date.

Wellington Management Company, LLP 75 State Street Boston, MA 02109	13,670,500 shares	8.5%(1)(2)

Vanguard Specialized Funds- Vanguard Health Care Fund P.O. Box 2600 — V26 Valley Forge, PA 19482	9,995,000 shares	6.2%(1)(3)

AXA Financial Inc. (and Related Companies filing as a Group) 1290 Avenue of the Americas New York, NY 10104	9,201,722 shares	5.7%(1)(4)

David A. Jones, Chairman of the Board Humana Inc. 500 West Main Street Louisville, KY 40202	8,107,187 shares	5.0%(1)(5)

(1)	The percentage is based on 160,767,347 shares outstanding as of the Record Date (March 19, 2003).

(2)	Based upon a Form 13G/A filed with the Commission for the year ended December 31, 2002, Wellington Management Company, LLP has shared power to vote 2,277,000 shares; has shared dispositive power over 13,670,500 shares.

(3)	Based upon a Form 13G/A filed with the Commission for the year ended December 31, 2002, Vanguard Specialized Funds-Vanguard Health Care Fund has sole power to vote and shared dispositive power over 9,995,000 shares.

(4)	Based upon a Form 13G filed with the Commission for the year ended December 31, 2002, AXA Financial, Inc. (and Related Companies filing as a Group) has sole power to vote or direct to vote 6,913,662 shares; has shared power to vote or direct to vote 212,300 shares; has sole dispositive power over 7,966,462 shares; and has shared power to dispose of 1,235,260 shares. See Form 13G for additional information concerning members of the Group.

(5)	Includes 108,334 shares which may be acquired through the exercise of currently exercisable options and excludes 31,385 shares held by Mr. Jones’ wife directly and by a trust for her behalf.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows stock ownership by each of the Company’s nominees for directors, each Named Executive Officer, and by the directors and executive officers as a group as of March 19, 2003, unless otherwise indicated.

	Company Common Stock Beneficially Owned as of March 19, 2003 (1) (2)	Percent of Class (3)
David A. Jones(4)	8,107,187	5.0
David A. Jones, Jr.	489,476
Michael E. Gellert	177,535
John R. Hall	67,423
Irwin Lerner	82,835
Michael B. McCallister	1,314,406
W. Ann Reynolds, Ph.D.	61,522
James E. Murray	578,731
Jonathan T. Lord, M.D.	220,616
Bruce J. Goodman	235,242
James H. Bloem	127,177
All directors and executive officers as a group (17 in number, including those named above (“Group”) )	12,771,658	7.9

(1)	Beneficial ownership of Shares of Company common stock, for purposes of this Proxy Statement, includes Shares of Company common stock as to which a person has or shares voting and/or investment power. Therefore, all restricted stock for which a person has voting power and all shares in the Humana Retirement and Savings Plan (the “HRSP”) are included. See the Summary Compensation Table in the Proxy Statement for additional information. These footnotes describe whenever an individual shares voting and/or investment power over the Shares of Company common stock beneficially owned by them.

The number of Shares of Company common stock listed includes:

(a)	Certain Shares of Company common stock held for the benefit of the individuals in the HRSP as of March 1, 2003, over which the employee participant has voting power and investment power. They are as follows:

Michael B. McCallister	38,844
James E. Murray	15,394
Jonathan T. Lord, M.D.	616
Bruce J. Goodman	3,528
James H. Bloem	509
Group	93,190

(b)	Shares of Company common stock which may be acquired by these individuals through the exercise of options, which are exercisable currently or within 60 days after March 19, 2003 under the Company’s 1989 Stock Option Plan for Employees, the 1989 Stock Option Plan for Non-employee Directors and the 1996 Stock Incentive Plan for Employees (collectively the “Stock Option Plans”). They are as follows:

David A. Jones	108,334
David A. Jones, Jr.	260,000
Michael E. Gellert	45,000
John R. Hall	45,000
Irwin Lerner	55,000
Michael B. McCallister	1,019,527
W. Ann Reynolds, Ph.D.	45,000
James E. Murray	390,472
Jonathan T. Lord, M.D.	120,000
Bruce J. Goodman	72,500
James H. Bloem	51,668
Group	2,934,433

(2)	Excludes Shares of Company common stock held by directors’ spouses and/or family trusts for which they disclaim beneficial ownership:

David A. Jones	31,385
David A. Jones, Jr.	72
Michael E. Gellert	2,000

(3)	Unless indicated, less than 1% of the class.

(4)	In March 2001, Mr. Jones entered into a Forward Agreement covering 451,700 of his shares of Company common stock. Upon expiration, Mr. Jones, at his election, may settle the Forward Agreement in either cash or stock. Depending upon the price at expiration, he must relinquish up to 451,700 shares of Company common stock. This Forward Agreement expires in March 2004. In March 2002, Mr. Jones entered into Section 10b5-1 Trading Plans covering up to 80,000 shares of Humana common stock per month for a one-year period (which expired in February 2003). Mr. Jones sold 640,000 shares of Humana Inc. common stock during the term of the 10b5-1 Trading Period. Mr. Jones’ ownership excludes Shares of Company common stock owned by the adult children of Mr. Jones over which Mr. Jones has no voting or investment power.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION OF THE COMPANY

The following Summary Compensation Table shows the compensation earned for the time period served as an executive officer during the past three years by: (1) the President and Chief Executive Officer; and (2) each of the four other highest compensated executive officers of the Company serving at December 31, 2002, (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long Term Compensation
		Salary $	Bonus $	Other Annual Compensation(1) $	Restricted Stock Awards(2) #	Value of Restricted Stock at Date Of Grant(2) $	Number of Securities Underlying Options #	All Other Compensation(1) $
Michael B. McCallister	2002	700,000	612,500	59,852	—	—	50,000	276,620
President & Chief	2001	655,890	819,863	44,176	—	—	—	102,677
Executive Officer	2000	624,590	390,369	46,793	225,000	1,589,063	500,000	76,189

James E. Murray	2002	470,000	359,023	32,248	—	—	20,000	312,480
Chief Operating	2001	470,000	470,000	29,265	—	—	—	87,934
Officer—Market &	2000	469,590	235,000	31,504	150,000	1,059,375	—	58,932
Business Segment
Operations

Jonathan T. Lord, M.D.	2002	425,000	279,951	35,839	—	—	30,000	42,376
Sr. Vice President	2001	425,000	361,250	20,011	—	—	—	—
& Chief Innovation	2000	291,462	180,625	60,731	100,000	706,250	150,000	4,615
Officer

Bruce J. Goodman	2002	378,301	216,732	12,853	—	—	60,000	132,866
Sr. Vice President	2001	325,890	244,418	16,603	—	—	—	27,668
& Chief Service &	2000	319,945	270,000	23,509	150,000	1,059,375	—	11,094
Information Officer

James H. Bloem	2002	385,000	220,570	13,619	—	—	30,000	19,307
Sr. Vice President	2001	332,370	249,277	51,369	75,000	852,500	75,000	—
& Chief Financial	2000	—	—	—	—	—	—	—
Officer
(elected February 2001)

(1)	The amounts listed under Other Annual Compensation include Company provided transportation, executive insurance, relocation expenses, and miscellaneous items, which are listed in the table below. The amounts listed under All Other Compensation include the value of the 1998 Restricted Stock Award which vested February 14, 2002, and also represents amounts contributed or accrued to the HRSP and contributions and earnings related to the Supplemental Executive Retirement Plan and Thrift Excess Plan (collectively “Long Term Benefit Plans”). The breakdown is listed in the table below.

	Other Annual Compensation				All Other Compensation Long Term Benefit Plan
	Year	Transportation $	Exec. Ins. $	Relocation/Misc. $	Value of Restricted Stock at Vesting Date $ (3)	Contributions $	Earnings/(Losses) $
Michael B. McCallister	2002	58,047	1,176	629	157,240	164,944	(45,564)
	2001	40,279	2,198	1,699		112,802	(10,125)
	2000	44,693	2,100	–		65,672	10,517

James E. Murray	2002	30,829	790	629	196,550	101,159	14,771
	2001	25,987	1,579	1,699		75,489	12,445
	2000	29,925	1,579	–		49,172	9,760

Jonathan T. Lord, M.D.	2002	35,125	714	–	–	41,947	429
	2001	17,612	1,428	971		–	–
	2000	6,865	952	52,914		4,615	–

Bruce J. Goodman	2002	12,219	634	–	65,517	66,106	1,243
	2001	15,514	1,089	–		26,992	676
	2000	16,531	1,076	5,902		11,094	–

James H. Bloem	2002	11,359	647	1,613	–	19,307	–
	2001	9,289	1,116	40,964		–	–
	2000	–	–	–		–	–

(2)	The Value of the Restricted Stock at Date of Grant is calculated based on the average of the high and low trading prices of the Company common stock (“fair market value”) on the date of grant, less amounts paid by the recipient. The aggregate number of shares and the value at December 31, 2002 of unvested restricted shares (excluding the 1998 awards listed below) held by the Named Executive Officers are as follows:

Michael B. McCallister	225,000 shares	$2,271,375
James E. Murray	150,000 shares	$1,514,250
Jonathon T. Lord, M.D.	100,000 shares	$1,009,500
Bruce J. Goodman	150,000 shares	$1,514,250
James H. Bloem	75,000 shares	$ 757,125

These amounts are based on the fair market value of the Company common stock of $10.095 as of December 31, 2002. The 2000 restricted stock awards for Messrs. McCallister and Murray, Dr. Lord, Mr. Goodman and the 2001 restricted stock awards for Mr. Bloem contain a non-compete provision. The 2000 restricted stock awards will vest on August 7, 2003 if each is still employed by the Company on such date. Mr. Bloem’s 2001 restricted stock awards will vest three years from the corresponding dates of grant (February 1, 2001 and July 12, 2001) if he remains employed by the Company until then.

The Company does not pay any dividends, but holders of restricted stock would be entitled to dividends, if paid.

(3)	The 1998 restricted stock awards vested in February 2002, based on achievement of the Company’s 2001 management incentive plan goal as follows:

Michael B. McCallister	12,000 shares
James E. Murray	15,000 shares
Bruce J. Goodman	5,000 shares

2002 STOCK OPTION GRANTS

The following table provides information on stock options granted to the Named Executive Officers during the year ended December 31, 2002.

	Number of Securities Underlying Options Granted (1) #	% of Total Options Granted To Employees In 2002%	Exercise Price Per Share (2) $	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3) 5% 10%
					$	$
Michael B. McCallister	50,000	3.2	12.995	03/13/12	408,624	1,035,534

James E. Murray	20,000	1.3	12.995	03/13/12	163,450	414,214

Jonathan T. Lord, M.D.	30,000	1.9	12.995	03/13/12	245,175	621,321

Bruce J. Goodman	30,000	1.9	12.995	03/13/12	245,175	598,371
	30,000	1.9	12.515	11/07/12	236,118	621,320

	60,000	3.8			481,293	1,219,691

James H. Bloem	30,000	1.9	12.995	03/13/12	245,175	621,321

(1)	All options become exercisable in equal annual one-third installments from date of grant. In the event of a Change in Control of the Company, all outstanding stock options become fully vested and immediately exercisable in their entirety. In addition, during the 60-day period following the Change in Control, any stock option (or portion thereof) may generally be surrendered for cancellation for a payment of the difference between the fair market value and option price as more fully described in the 1996 Plan.

(2)	The exercise price per share for the options is equal to the fair market value of the common stock on the date of grant. The exercise price may be paid in cash or, at the discretion of the Organization & Compensation Committee, in Shares of Company common stock valued at the fair market value on the date immediately preceding the date of exercise, or any combination thereof.

(3)	The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the Shares of Company common stock appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, of Company common stock prices. No assurances can be given that the stock price will appreciate at these rates or experience any appreciation at all. The fair market value of the Company’s common stock was $10.095 on December 31, 2002.

2002 OPTION EXERCISES AND YEAR-END VALUES

The following table provides information on the value of stock options exercised during the year ended December 31, 2002 and the year-end values of unexercised options for the Named Executive Officers.

	Shares Acquired On Exercise #	Value Realized $	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised “In-the-Money” Options at Year End (1)
			Exercisable #	Unexercisable #	Exercisable $	Unexercisable $
Michael B. McCallister	—	—	836,194	216,666	1,767,085	531,448
James E. Murray	—	—	383,805	20,000	704,183	—
Jonathan T. Lord, M.D.	40,000	173,450	60,000	80,000	208,200	173,500
Bruce J. Goodman	—	—	50,000	85,000	12,530	—
James H. Bloem	—	—	25,001	79,999	3,292	6,583

(1)	The Value of Unexercised “In-the-Money” Options is based on the difference between the December 31, 2002 fair market value of the Company’s common stock of $10.095 as reported on the New York Stock Exchange Composite Tape, and the exercise price of the options. If the December 31, 2002 price of $10.095 is less than the per share exercise price, no amounts are shown.

OFFICERS’ TARGET RETIREMENT PLAN

The Company has in effect the Officers’ Target Retirement Plan (“OTRP”), which is a non-qualified, unfunded plan providing supplemental retirement benefits to each elected Company officer, including the Named Executive Officers, and other designated key employees.

The following table illustrates the estimated maximum annual benefit which would be payable at age 65 to a participant, at various average compensation levels for specified years of credited service, under the OTRP:

Estimated OTRP Maximum Annual Benefit at Age 65

For Years of Credited Service Shown (1)(2)

Average Compensation	10 years	15 Years	20 Years	25 Years	30 Years
$ 100,000	$16,700	$25,050	$33,400	$41,750	$50,000
200,000	33,400	50,100	66,800	83,500	100,000
300,000	50,100	75,150	100,200	125,250	150,000
400,000	66,800	100,200	133,600	167,000	200,000
500,000	83,500	125,250	167,000	208,750	250,000
600,000	100,200	150,300	200,400	250,500	300,000
700,000	116,900	175,350	233,800	292,250	350,000
1,000,000	167,000	250,500	334,000	417,500	500,000
1,500,000	250,500	375,750	501,000	626,250	750,000
2,000,000	334,000	501,000	668,000	835,000	1,000,000

(1)	These estimates are based on the assumption that (a) the OTRP will be continued under its present terms; (b) the participant will continue with the Company until, and retire at, age 65; and (c) the participant elects to receive an annual distribution instead of a lump sum payment.

(2)	The amounts shown are the total targeted retirement benefit and are reduced by benefits received under the Retirement Account in the HRSP, the Supplemental Executive Retirement Plan and Social Security benefits.

The maximum years of service credited under the OTRP are 30 years, unless otherwise changed by the Board of Directors. As of January 1, 2003, the years of service for each of the Named Executive Officers are as follows: Michael B. McCallister — 29; James E. Murray — 13; Jonathan T. Lord, M.D. — 3; Bruce J. Goodman — 4; and James H. Bloem — 2.

AGREEMENTS WITH DIRECTORS AND OFFICERS

In September 2000, the Company entered into an agreement with Mr. McCallister (“McCallister Agreement”) pursuant to which he: 1) serves as President and Chief Executive Officer of the Company at an annual base salary in an amount not less than $650,000; 2) participates in an incentive plan providing for a target incentive compensation amount of not less than 125% of his base salary; and 3) is eligible for participation in all benefit plans and programs made available by the Company for its executive employees.

In the event of termination of employment without Good Cause (as defined in the McCallister Agreement), or with Good Cause under certain circumstances as set out in the McCallister Agreement, or pursuant to disability or death, the Company will pay to him or his estate an amount equal to any unpaid current annual base salary accrued through the date of termination and a prorated bonus calculated on the basis of 100% of base salary, plus a severance amount equal to his annual base salary plus bonus calculated at 100% of his base salary. He is also entitled to continue his coverage under the Company’s life, health and disability plans for a 12-month period upon the same terms and costs for other employees of the Company. Additionally, all of his stock options shall become fully vested and shall be exercisable for a two-year period following his termination.

In the event of termination of employment with Good Cause, Mr. McCallister would receive an amount equal to his then current base salary earned but not yet paid and shall have a period of 90 days to exercise any vested options. Mr. McCallister would forfeit any unvested options or restricted shares.

In the event of termination of employment because Mr. McCallister gives notice of termination of the McCallister Agreement, or because Mr. McCallister voluntarily terminates his employment during the Employment Period, then the Company shall pay to him an amount equal to his then current base salary. Any bonus payable shall be prorated. He shall have two years to exercise any vested options. He is also entitled to continue his coverage for a 12-month period under the Company’s life, health and disability plans upon the same terms and costs for other similarly situated employees of the Company.

In the event of termination of employment following a Change in Control, as defined in the McCallister Agreement, then Mr. McCallister shall receive: 1) his full base salary earned but not yet paid through the termination date at the greater of the rate in effect at the time of the Change in Control or the Termination Date (Higher Annual Base Salary), plus a prorated bonus calculated at 125% of his Higher Annual Base Salary; 2) an amount equal to two and one-half times the sum of the Higher Annual Base Salary plus the maximum target incentive compensation which could have been earned; 3) continued coverage for a two-year period, at the Company’s expense, under all life, health, dental, accidental death and dismemberment and disability insurance; and 4) a gross up amount for any payments that constitute an excess parachute payment.

The McCallister Agreement also contains provisions not to compete or solicit for a 12-month period following termination. The McCallister Agreement generally may be terminated by either party giving written notice on or before sixty (60) days of December 31 of each year.

In December 1999, the Company entered into an agreement with Mr. Jones (“Jones Agreement”) formalizing the payments he receives as Chairman of the Board. See “Director Compensation” for a description of the terms of the Jones Agreement.

All officers elected by the Board of Directors, including the Named Executive Officers, generally receive health benefits upon termination for themselves and their eligible dependents at a predetermined rate until the earlier of attainment of age 65 or obtaining other coverage.

The Company has entered into agreements with all other officers, including Mr. Murray, Dr. Lord, Mr. Goodman, Mr. Bloem and key management employees, which for a two-year period following a Change in Control provide certain benefits upon termination. Such termination shall be involuntary or shall be due to a resignation as a result of a change in responsibilities or compensation. Under these agreements, these individuals would be entitled to receive severance pay which generally is determined by multiplying the sum of each individual’s annual base salary, and the maximum incentive compensation payable to him or her, by a multiple ranging from one to one and one-half.

In addition, in the event of a Change in Control of the Company, benefits are payable under the Company’s Stock Option and Restricted Stock Plans, and health, life and disability insurance coverage are available.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

In 1994, the Company entered into an agreement with JAPC, Inc. (“JAPC”), which is owned by David A. Jones. Under the terms of the Agreement as amended in February 2003, the Company provides hangar space, pilot services and maintenance for an airplane owned by JAPC, and the Company may also use the JAPC pilots to fly Company aircraft. The rate paid for the hangar space is at least as favorable to the Company as market rates for comparable space. The Company is fully reimbursed for the cost of airplane maintenance. Either party upon 30 days’ written notice generally may terminate the agreement. For the year ended December 31, 2002, the Company was reimbursed $49,162 by JAPC.

Effective January 1998, the Company entered into an Aircraft Interchange Agreement with JAPC. Under the terms of the Agreement as amended in February 2003, the Company leases its aircraft to JAPC and JAPC leases its aircraft to the Company. The lessee exchanges with the lessor time on the lessee’s aircraft based on a ratio reflecting the difference in operating costs among the various aircraft. The Company and JAPC each bill the other for any flights that occurred in the preceding month. Any difference in number of hours is carried over to succeeding months and is offset against flight hours on aircraft of the other party. Either party upon 60 days’ written notice may terminate the agreement. For the year ended December 31, 2002 the Company used JAPC’s aircraft 25.0 hours and JAPC used the Company’s aircraft 23.5 hours.

In 1995, the Company completed a commitment to invest $1 million in the African-American Venture Capital Fund, LLC, a Kentucky Limited Liability Company (“Fund”). The Company invested an additional $500,000 in the Fund from January 1, 2000 through March 1, 2003. These investments make the Company a greater than 10% stockholder of the Fund. David A. Jones has a similar investment in the Fund and is also a greater than 10% stockholder of the Fund. David A. Jones, Jr. is a director of the Fund. The Fund was established to provide capital and management resources to enhance the growth and development of businesses owned by African-Americans living in the metropolitan Louisville, Kentucky area.

During 2002, a subsidiary of the Company (“Subsidiary”) renewed a one year contract with Main Street Realty, Inc. (“Main Street”) of which Mr. Jones is Chairman, Director and sole owner, to provide health insurance benefits to employees of Main Street. The terms of the contract, including the premiums charged and benefits provided, are comparable to those extended to other non-affiliated customers of Subsidiary in the area. During 2002, Subsidiary received payments from Main Street of approximately $79,000.

During 2002, the Company had a contract with a human resource search firm owned and controlled by a brother-in-law of James E. Murray, Chief Operating Officer – Market & Business Segment Operations. The terms and the payments under the contract are comparable to those with other non-affiliated human resource entities. During 2002, the firm was paid $310,375.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company currently is comprised of four directors. All members are independent and financially literate as defined in the New York Stock Exchange listing standards. The Board of Directors has adopted a written charter for the Committee that is included as Appendix A to this Proxy Statement.

The Audit Committee reviews Humana’s financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2002 with Humana’s management and its independent auditors, PricewaterhouseCoopers LLP (“PwC”). Management is responsible for the financial statements and the reporting process, including the system of internal controls. PwC is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. Management has represented to PwC and the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with PwC, the auditors’ independence from Humana and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

During 2002, the Audit Committee met with the Director of Internal Audit, members of management, and the Company’s independent auditors, PwC, regarding current and planned audit activities. The Audit Committee Chairman, in consultation with Internal Audit, the independent auditors, and management reviewed quarterly financial statements of the Company. The Audit Committee met and reviewed the annual financial statements of the Company as well as met separately with the independent auditors during the year. Audit Committee members individually reviewed monthly operating and financial information of the Company as well as internal audits of controls over operations, financial processes, and compliance with laws and regulations.

During 2002, the Audit Committee reviewed and evaluated the relevant requirements of the Sarbanes-Oxley Act of 2002, the proposed rules of the U.S. Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange regarding audit committee procedures and responsibilities. The Audit Committee is continuing its evaluation.

The Audit Committee reviewed the fees paid by Humana to PwC consisting of the following:

	For The Years Ended December 31
	2002	2001
Audit Fees	$1,846,593	$1,532,280
Audit Related Fees	379,342	685,853
Tax Services	40,140	61,958
All Other Fees	177,484	185,853

TOTAL	$2,443,559	$2,465,944

“Audit-Related Fees” include activities for employee benefit plan audits, mandated regulatory and compliance reviews and special audits for our Puerto Rico subsidiaries. No amounts were paid for Financial Systems Design and Implementation.

The Audit Committee discussed with Humana’s internal auditors and with PwC the overall scope and plans for their respective audits. At each meeting, the Audit Committee is provided the opportunity to meet with the internal auditors and with PwC with and without management present.

The Audit Committee has established policies and procedures for pre-approving all audit, review and attest services that are required under the securities laws and all other permissible tax and non-audit services necessary to assure the auditor’s continued independence. The Audit Committee annually will pre-approve the permissible non-audit services listed below, provided each such project does not exceed $100,000 individually and all such projects do not exceed $500,000 in the aggregate:

•	Related Assurance and Attestation Services

•	Risk and Control Services

•	Transaction Services

•	Tax Services

The Audit Committee separately will consider (i) any proposed retention of the independent auditor for permissible non-audit services in excess of the above limits and (ii) any proposed retention of the independent auditors for permissible non-audit services other than those listed above.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Humana Annual Report on Form 10-K for the year ended December 31, 2002.

All members of the Audit Committee of Humana submit the foregoing report:

AUDIT COMMITTEE

Michael E. Gellert, Chairman

Charles M. Brewer

John R. Hall

Irwin Lerner

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2003. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

ORGANIZATION & COMPENSATION COMMITTEE REPORT

Executive Officer Compensation Policy

The Organization & Compensation Committee (the “Committee”) administers the Company’s executive officer compensation program, the key components of which are base salary, incentive compensation and equity compensation (stock option and restricted stock awards). Each member of the Committee is an independent, non-employee director who has never been an employee of the Company.

The Company’s compensation program is intended to create competitive advantage through the stimulation of superior performance of human capital. Performance management at the Company focuses on building competencies required for the business, and on pursuing the highest level of contribution from each Humana associate. In general, the Company’s compensation program is intended to:

•	Provide compensation and benefits policies and practices that motivate and reward associates to achieve goals and objectives that maximize the value of the enterprise;

•	Provide total compensation that is competitive with the market, based on the surveyed value of benchmark roles in the market;

•	Align individual compensation with competency and contribution so that performance, tied to measurable objectives and results, will be rewarded appropriately.

The executive officer compensation program rewards executive officers for short and long-term performance. In addition to base salary, executive officers are compensated on a performance-oriented basis through the use of incentive compensation linking both annual and longer-term results. One component, the annual incentive bonus, permits team and individual performance to be recognized on an annual basis and is based, in part, on an evaluation of the contribution made by the officer to Company performance. Equity compensation awards are included in the compensation program to reward executive officers for longer-term strategic actions that increase Company value and thus stockholder value. This use of equity compensation directly relates a significant portion of each executive officer’s long-term remuneration to the Company’s stock price, and thus aligns the executive’s compensation with the interests of the Company’s other stockholders. The granting of stock options, as well as the more limited use of restricted stock, is used to: (1) recognize promotions of executives into positions of significant responsibilities; (2) recognize significant accomplishments of executives, particularly as the accomplishments impact growth, profits and/or competitive positioning; and (3) as an additional incentive to attract and retain high level executive talent. The Committee uses outside consultants to assist it in evaluating the various components of executive officer compensation.

The executive officer compensation program is designed to allow the Company to be competitive in the marketplace in attracting, motivating and retaining key executive officers. The marketplace is defined as both publicly traded companies approximating the Company’s revenue and employee size, and specific companies in the health benefits industry. Although data from specific competitors in the managed care industry is used in the compensation analysis, the Company uses a health care index in its Stock Performance graph instead of a specific peer group. The Committee believes this definition of the marketplace provides a good benchmark for analyzing the competitiveness of the Company’s executive compensation program. The Committee considers the overall compensation package when setting any one component of compensation.

Base Compensation

Base compensation for executive officers is determined by an assessment of overall company performance, executive officer performance, changes in executive officer responsibilities and relevant industry survey findings. While many aspects of performance can be measured in financial terms, the Committee also evaluates senior management in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership in the development of management and other associates, innovation and improvement in the Company’s products and processes, as well as the executive’s involvement in industry groups and in the communities that the Company serves. The Company’s policy is to target executive base salaries at the 50th percentile, but ranging from the 25th to the 75th percentile of the marketplace as defined above depending on level of competency and contribution of each executive. Individual salaries are generally established in alignment with this target to ensure the attraction, development and retention of superior talent, as well as in relation to individual executive performance.

Incentive Compensation

The Company’s incentive compensation plans are designed to reward officers and other designated key associates for the attainment of financial goals and other performance objectives approved annually by the Committee. Incentive compensation objectives are constructed to encourage responsible and profitable growth while taking into account non-routine factors that may be integral to the success of the Company. During 2002, the Company had three incentive compensation plans that covered its executive officers. Since his election to President and Chief Executive Officer in February 2000, Mr. McCallister has participated in the Humana Inc. Executive Management Incentive Compensation Plan—Group A providing for an award based solely on the attainment of pre-established Company earnings per share objective, with a maximum potential payment of 125% of his annual base pay. All other executive officers, including Mr. Murray, Dr. Lord and Messrs. Goodman and Bloem were included in other management incentive plans (“MIPs”) which based awards on the attainment of certain earnings and growth goals for 2002 with a potential target payment ranging from 75% to 100% of base salary earned in the year 2002.

The 2002 earnings goals under the incentive compensation plans for the Named Executive Officers were met and the Named Executive Officers received payments pursuant to the previously approved plans. Such payments were reduced, however, in accordance with the Committee’s discretionary powers because of the Company’s 2002 restructuring charge.

See the “Summary Compensation Table” for the amounts paid to the Named Executive Officers.

Equity Compensation

The Company uses stock options and, in limited instances, restricted stock awards to reward executive officers and other key associates for long-term performance and as a method to attract, motivate, and retain key employees. The use of equity-based compensation provides a vital link between the long-term results achieved for the Company’s stockholders and the rewards provided to executive officers and other associates.

All stock options are granted at the fair market value of the Company’s stock on the date of grant. The Committee, through review of stock programs and competitive practices at comparable companies, determines the aggregate amounts, terms and timing of stock option and restricted stock awards, with from time to time, the assistance of outside consultants. The number of shares covered by each award reflects the executive’s level of responsibility along with past and anticipated future contributions to the Company.

In 1998, the Company awarded performance-based restricted stock to 86 employees, including Messrs. McCallister and Murray. In 1999 Mr. Goodman also received an award. These awards vested in 2002, based upon the achievement by the Company of designated performance objectives. (Mr. Bloem and Dr. Lord did not participate in these awards as they were not employed by the Company until later dates).

In 2002, the Committee granted options totaling approximately 0.97 % of the Company’s outstanding common stock to its associates. As reported in “2002 Stock Option Grants” all Named Executive Officers received stock options in 2002.

See “Summary Compensation Table” for additional information on these equity awards.

Chief Executive Officer Compensation

Mr. McCallister’s base salary for all of 2002 was Seven Hundred Thousand Dollars ($700,000). His potential incentive compensation for the year was Eight Hundred Seventy-Five Thousand Dollars ($875,000) which was reduced by the Committee in accordance with its discretionary powers by 30% in light of the Company’s 2002 restructuring charge. The Committee believes Mr. McCallister’s base salary and bonus reflect his achievements and the progress in furthering the Company’s operational initiatives. The Company has previously entered into an Employment Agreement with Mr. McCallister that is more fully described in this Proxy Statement under “Executive Compensation of the Company—Certain Agreements.”

Executive Compensation Tax Deductibility

The Internal Revenue Code generally provides that compensation paid by publicly-held corporations to the Chief Executive Officer and the four other most highly paid executive officers in excess of one million ($1,000,000) per year per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation, and gains on stock options and restricted stock. It is the Committee’s policy to maximize the effectiveness of the Company’s executive compensation plans. In that regard, the Committee intends to maintain flexibility to take actions which it deems to be in the best interest of the Company and its stockholders. Such actions may not always qualify for tax deductibility under the Code. The Committee believes it has taken the necessary steps to qualify the Company’s performance-based compensation plans for tax deductibility. The Committee also believes that all executive compensation paid for 2002 will be deductible for federal income tax purposes.

All members of the Organization & Compensation Committee of the Company whose members are as follows submit the foregoing report:

ORGANIZATION & COMPENSATION COMMITTEE

Irwin Lerner, Chairman

Charles M. Brewer

Michael E. Gellert

John R. Hall

The foregoing reports of the Audit Committee and the Organization & Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, and shall not otherwise be deemed filed under such Acts except to the extent that the Company specifically incorporates this information by reference.

Humana Inc.

Stock Performance Graph

December 31, 2002

The following graph compares the performance of the Company’s common stock to the Standard & Poor’s Composite 500 Stock Index (“S&P 500”) and the Morgan Stanley Healthcare Payor Index (“Healthcare Index”) for the five years ended December 31, 2002. The graph assumes an investment of $100 in each of the Company’s common stock, the S&P 500, and the Healthcare Index on December 31, 1997.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Humana Inc.	$100	$86	$39	$73	$57	$48
S&P 500	$100	$127	$151	$136	$118	$91
Healthcare Index	$100	$106	$95	$205	$187	$214

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains plans under which options to purchase our common stock and under which awards of restricted stock are made to officers, directors, key employees and consultants. Options are granted at the average market price on the date of grant. Exercise provisions vary, but most options vest in whole or in part from one to five years from date of grant and expire ten years after date of grant.

Information concerning stock options awards, and number of securities remaining available for future issuance under our equity compensation plans in effect as of December 31, 2002 follows:

Column	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	9,118,930	$13.8660	1,973,357(1)

Equity compensation plans not approved by security holders(2)	1,407,941	$10.8197	0

Total	10,526,871	$13.1091	1,973,357

(1)	Of this number at December 31, 2002, 1,115,500 could have been issued as Restricted Stock. In the first quarter of 2003 1,935,500 stock options were granted. After cancellations, 349,887 shares remain available at March 19, 2003.

(2)	The material features of the plan are described below:

Non-Qualified Stock Option Plan for Employees

On September 9, 1999, the Board of Directors adopted the Humana Inc. Stock Option Plan for Employees, (the “1999 Plan”). The Board of Directors determined that no further awards would be made under the 1999 Plan as of December 31, 2002.

The 1999 Plan authorized the grant of non-qualified stock options to eligible employees of the Company or its Subsidiaries. Executive Officers and Directors are not eligible to participate in the 1999 Plan.

The 1999 Plan was intended to provide incentives and rewards for employees (i) to support the implementation of the Company’s business and human resource strategies and the achievement of its goals and (ii) to align the interests of employees with those of the Company’s stockholders.

The 1999 Plan is administered by the Organization & Compensation Committee of the Company’s Board of Directors (“Committee”).

The maximum number of shares of common stock that could be awarded under the 1999 Plan was 1,700,000. The maximum number of shares that could be awarded to any individual was 15% of the shares of common stock authorized under the 1999 Plan.

Only non-qualified stock options could be granted under the 1999 Plan.

Generally, in the event of a Change in Control of the Company, as defined in the 1999 Plan, all outstanding stock options become fully vested and immediately exercisable in their entirety.

For federal income tax purposes, no income is recognized by a participant upon the grant of a Non-Qualified Stock Option under the 1999 Plan. Upon the exercise of an option, however, compensation taxable as ordinary income is realized by the participant in an amount equal to the excess of the fair market value of a share of the common stock on the date of such exercise over the exercise price. The taxable income resulting from the exercise of an option granted to an employee constitutes wages subject to the withholding of income taxes. Accordingly, the Company is required to make whatever arrangements are necessary to collect the amount of tax required to be withheld. The employee’s income as reported on the Form W-2 will include the stock option exercise.

The above description does not include the shares of Restricted Stock awarded in 2000 and thereafter. For information concerning these awards, see the “Summary Compensation Table” contained in this Proxy Statement and “Footnote 9 – Employee Benefit Plans – Stock Based Compensation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

PROPOSAL TO APPROVE THE 2003 STOCK INCENTIVE PLAN

Upon the recommendation of the Organization & Compensation Committee (the “Committee”), the Board of Directors has adopted the Humana Inc. 2003 Stock Incentive Plan (the “Stock Plan”), subject to stockholder approval at the May 15, 2003 Annual Meeting. The Board of Directors believes that in order to attract, retain and reward valuable personnel, it is important for the Company to maintain a flexible, long-term, stock-based incentive plan, which is both competitive with and responsive to rapidly changing health benefits industry standards. The Stock Plan provides the Company with the ability to devise incentive programs that are responsive to the demands of the marketplace and are aligned with stockholder interests.

The Company currently has one plan approved by stockholders, which as of March 19, 2003, had 349,887 options available for future grants. The Board of Directors has determined that as of December 31, 2002, no further options would be granted under the Company’s 1999 Non-Qualified Stock Option Plan. Therefore, the Board of Directors believes that it is in the best interests of the Company and the stockholders to adopt the Stock Plan.

In general, the Stock Plan empowers the Company to grant stock options and stock appreciation rights (“SARs”) and to make grants of restricted stock, performance awards, phantom stock awards and other stock-based and cash-based grants and awards to directors, executive officers, and other employees of the Company and its Subsidiaries.

The Board of Directors believes that their actions described below together with the the Stock Plan provisions are consistent with the interests of stockholders and sound corporate governance practices. These actions and provisions include:

No Stock Option Repricings:    The Stock Plan prohibits the repricing of stock options without the approval of stockholders. This provision applies to both direct repricings—lowering the exercise price of a stock option—and indirect repricings—canceling an outstanding stock option and granting a replacement stock option with a lower exercise price.

Limitation on Shares Issued Other than for Stock Options and Stock Appreciation Rights:    The amount of Shares that may be issued in respect to awards other than stock options and SARs under the Stock Plan is limited to 50% of the Shares authorized by stockholders under the Stock Plan.

Limitation on Individual Awards:    The amount of Awards payable in Shares that may be issued to any individual Participant under the Stock Plan is limited to 20% of the Shares authorized by stockholders under the Stock Plan. The annual amount of Awards payable in cash or property other than Shares to any individual Participant under the Stock Plan is limited to three million dollars ($3,000,000) for the Chief Executive Officer and one million five hundred thousand dollars ($1,500,000) for any other Participant.

No annual “Evergreen” Provision:    The Stock Plan provides for a fixed number of Shares, and requires stockholder approval of any additional allocation of Shares.

Elimination of the use of Non-stockholder Approved Plans:    The Board of Directors has determined that as of December 31, 2002, no further stock-based compensation could be granted under any non-shareholder-approved plan. See the “Equity Compensation Plan Information” section of this Proxy Statement.

No Discount Stock Options:    The Stock Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of Humana common stock on the date the stock option is granted.

Independent Organization & Compensation Committee:    The Stock Plan will be governed by a Committee consisting of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and meeting the current New York Stock Exchange standards for director independence. The Company also believes that such directors would meet the new independence criteria proposed by the New York Stock Exchange.

At March 19, 2003, there were 11,991,558 options outstanding at an average exercise price of $12.4184, and 349,887 Shares of Company common stock were available for future grants. On March 19, 2003, there were 160,767,347 Shares of Company common stock issued and outstanding. The average price per Share of the Company common stock on March 19, 2003 was $9.44.

The principal provisions of the Stock Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Stock Plan, a copy of which is attached hereto as Appendix B. Terms not defined herein shall have the same meaning as set forth in the Stock Plan.

Purpose:    The Stock Plan is intended to strengthen the Company by providing incentives and rewards for Participants thereby encouraging them to devote their abilities to the success of the Company, thus enhancing the value of the Company for the benefit of stockholders. It is also intended to enhance the ability of the Company to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Administration:    The Stock Plan will be administered by the Organization & Compensation Committee of the Board of Directors (“Committee”), with each member being a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code as amended (the “Code”). All of the members of the Committee meet the current New York Stock Exchange standards for director independence, and the Company believes such members would meet the new independence criteria proposed by the New York Stock Exchange.

In administering the Stock Plan, the Committee will determine, among other things: (i) the individuals to whom grants or Awards will be made; (ii) the type and size of Awards; and (iii) the terms of an Award including, but not limited to, vesting schedule, grant price, restriction or performance criteria, and length of relevant performance, restriction or option periods.

The Committee may delegate to one or more directors, or one or more executive officers, the power to grant and administer awards under the Stock Plan to Participants who are not executive officers. The Committee may also construe, interpret and correct defects, omissions and inconsistencies in the Stock Plan.

Participation:    The Committee may grant Awards under the Stock Plan to any director, officer, employee or consultant of the Company (“Eligible Individual”). In practice, annual Awards are made to a group of approximately 200—500 management employees. Outside directors currently receive annual awards as described in this Proxy Statement under “Director Compensation.”

New Plan Benefits:    As described above, the selection of the Eligible Individuals who will receive Awards under the Stock Plan, if approved by stockholders, and the size and type of Awards is to be determined by the Committee in its discretion.

No amounts have been granted or awarded under the Stock Plan, and no Awards are determinable at this time.

Shares of Company Stock Available for Issuance:    The Stock Plan authorizes the issuance of up to Eight Million (8,000,000) Shares of common stock. No individual may be granted more than twenty percent (20%) of the total Shares of Company common stock authorized for the Stock Plan over the term of the Stock Plan. In addition, the maximum value of cash or property other than Shares that may be paid or distributed to any Participant pursuant to a grant of performance units and/or other stock unit awards made for one calendar year is limited to three million dollars ($3,000,000) for the Chief Executive Officer and one million five hundred thousand dollars ($1,500,000) for any other Participant. No more than fifty percent (50%) of the total Shares of Company common stock authorized under the Stock Plan will be available for awards other than Options and Stock Appreciation Rights.

The stock subject to the provisions of the Stock Plan shall be authorized but unissued Shares of Company common stock or treasury shares.

If any Shares subject to any Award under the Stock Plan are forfeited or the Award otherwise terminates without the issuance of such Shares, those Shares will again be available for Grant under the Stock Plan. Shares that are tendered to the Company by a Participant as full or partial payment of the exercise price of any stock option granted under the Stock Plan or in payment of any withholding tax incurred in connection with any Award under the Stock Plan shall be available for issuance under the Stock Plan.

Pursuant to the Stock Plan, the number and kind of Shares of Company common stock to which Awards are subject may be appropriately adjusted in the event of certain changes in capitalization of the Company, including stock dividends and splits, reclassification, recapitalization, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of Shares.

Options and Stock Appreciation Rights:    Options to purchase Shares of the Company common stock may be granted under the Stock Plan, either alone or in addition to other Awards and for no consideration or for such consideration as the Committee may determine or as may be required by applicable law. A stock option may be granted in the form of an incentive stock option or a non-qualified stock option.

The price at which a Share may be purchased under an Option will be determined by the Committee, but may not be less than the fair market value of a Share on the date the Option is granted. Fair market value means the average of the highest and lowest sale price of Humana Inc. common stock reported on the New York Stock Exchange on the relevant date of determination.

The Stock Plan permits the Committee to establish the term of each option, but no option will be exercisable after ten years from the grant date of the option. Options will be exercisable at such time or times as determined by the Committee.

The amount of incentive stock options vesting in a particular year cannot exceed the maximum amount permitted under Section 422 of the Code, determined using the aggregate fair market value of the Shares of Company common stock on the date of grant. Additionally, the aggregate number of Shares, which can be awarded as incentive stock options, is limited to fifty percent (50%) of the total Stock Plan Shares.

In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an option’s exercise will be in the form of restricted stock or other similar securities.

Stock Appreciation Rights entitle a Participant to receive upon exercise an amount equal to the number of Shares subject to the Award multiplied by the excess of the fair market value of a Share at the time of exercise over the exercise price which may not be less than the fair market value on the grant date. Stock Appreciation Rights may be paid in cash, Shares of the Company common stock, other property or any combination thereof, in the sole discretion of the Committee. Stock Appreciation Rights may be granted to Participants either alone or in addition to other awards and may relate to a specific option. Any Stock Appreciation Rights related to an Option other than an incentive stock option may be granted at the same time the Option is granted or at any time thereafter before exercise or expiration of the option. Any Stock Appreciation Rights related to an incentive stock option must be granted at the same time the option is granted.

A Stock Appreciation Right related to an Option, or the applicable portion thereof, will terminate and no longer be exercisable upon the termination or exercise of the related Option. Any Option related to a Stock Appreciation Right that is exercised will cease to be exercisable to the extent the related Stock Appreciation Right has been exercised.

Restricted Stock:    Restricted stock awards may, subject to the limitations of the Stock Plan, be issued to Participants, either alone or in addition to other Awards granted under the Stock Plan. Restricted shares are Shares of Company common stock that are subject to restrictions on transfer or other incidents of ownership. The restrictions may lapse based solely on continued employment or service with the Company for specified periods or based on the attainment of specified performance criteria.

Performance Awards:    Performance-based awards may be issued to Participants, either alone or in addition to other Awards granted under the Stock Plan. The performance criteria to be achieved during a performance period and the length of such performance period will be determined by the Committee.

With certain exceptions, performance awards will be distributed only after the end of the relevant performance period. Performance Awards may be paid in cash, Shares of the Company common stock, other property or any combination thereof, in the sole discretion of the Committee at the time of payment.

Performance Objectives:    The performance criteria established by the Committee will be based on the following objectives: (i) earnings per Share; (ii) Share price; (iii) consolidated net income (iv) pre-tax profits; (v) net earnings; (vi) return on equity or assets; (vii) sales; (viii) cash flows from operating activities; (ix) return on invested capital; (x) other growth or profit objectives; or (xi) any combination of the foregoing.

These Performance Objectives may be established in respect to the performance of the Company, any of its subsidiaries, any of its divisions or any combinations thereof.

To preserve the intended incentives and benefits of an Award based on Performance Objectives, the Committee may determine at the time Performance Objectives are established that certain adjustments shall apply to the objective formula or standard with respect to the applicable Performance Objective to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following: (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets including goodwill; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; or (vii) the impact of investments or acquisitions made during the year, or to the extent provided by the Committee, any prior year. Each of the adjustments described in this Section may relate to the Company as a whole or any part of the Company’s business operations. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless the Committee designates another objective method of measurement.

In addition to the foregoing, the Committee shall adjust any Performance Objectives or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of Shares or other similar changes in such stock.

Phantom Stock Awards:    Other Awards that are valued in whole or in part by reference to, or are otherwise based on, Humana common stock may be granted to Participants, either alone or in addition to other Awards. Such Awards may be paid in Shares of Humana common stock, cash or any combination or other property as the Committee may determine.

Termination, Death or Disability:    If a Participant is terminated for Cause, all rights of such Participant under any outstanding Award shall terminate.

Except as otherwise determined by the Committee, if a Participant is terminated for any reason other than for Cause, Retirement, death or Disability, any outstanding Option and Stock Appreciation Right shall be exercisable by such Participant at any time prior to the expiration date of the Option or Stock Appreciation Right or within ninety days after the date of such termination, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the time of termination.

Except as otherwise determined by the Committee, upon termination of employment for any reason, other than, death or Disability, during the restriction period, any portion of a restricted stock Award or other Performance Award still subject to restriction will be forfeited by the Participant and reacquired by the Company.

Except as otherwise determined by the Committee, upon a Participant’s Retirement, any outstanding Options or Stock Appreciation Rights shall be exercisable by such Participant at any time prior to the expiration date of the Option or Stock Appreciation Right or within two (2) years after the date of such retirement, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the date of such retirement.

Except as otherwise determined by the Committee, upon death or Disability, all outstanding Options and Stock Appreciation Rights of such Participant then outstanding shall become immediately exercisable in full and shall remain exercisable for two (2) years after the date of death regardless of the expiration of the Option or Stock Appreciation Right, except for Incentive Stock Options which may not be exercised later than the expiration date of the Options. Except as otherwise determined by the Committee, upon death or Disability, all restrictions or performance criteria applicable to any Shares of Restricted Stock or Performance Awards shall immediately lapse, and such Shares or other property shall thereafter be immediately transferable and nonforfeitable.

Change in Control:    Generally, in the event of a Change in Control of the Company, all outstanding Options and Stock Appreciation Rights become fully vested and immediately exercisable in their entirety. Generally to the extent set forth in a Participant’s agreement, the Participant will be permitted, during the 60-day period following the Change in Control, to surrender for cancellation any Option or Stock Appreciation Rights (or portion thereof) for a cash payment in respect of each Share of common stock covered by the Option or Stock Appreciation Rights or portion thereof surrendered. The payment would generally be equal to the excess, if any, of the greater of (1) the fair market value of a Share of Company common stock on the date of surrender or (2) the Fair Market Value as Adjusted of a Share of Company common stock over the per Share exercise price under the Option.

Additionally, generally, in the event of a Change in Control of the Company, all other types of Awards, including Restricted Stock and Performance Awards, will become fully and immediately exercisable, and all restrictions shall lapse and all Performance Objectives will be deemed to have been met at the maximum level.

Effective Date, Term, Amendment and Termination:    If approved by stockholders, the Stock Plan will become effective as of the date of such approval (May 15, 2003) and will remain in effect until the earlier of (a) the date that no additional Shares are available for issuance, (b) the date the Stock Plan is terminated by the Board of Directors in accordance with its terms, or (c) ten years from its effective date (May 14, 2013). Termination will not affect grants and awards then outstanding under the Stock Plan.

The Board of Directors may terminate or amend the Stock Plan at any time without stockholder approval, unless such approval is mandated by the Stock Plan or necessary to comply with the Exchange Act, the Code or other applicable law. In any event, stockholder approval will be required to, among other things, (i) increase the maximum number of Shares issuable under the Stock Plan, (ii) reprice or replace Options by reducing the exercise price, or (iii) change the individuals or class of individuals eligible to participate in the Stock Plan.

No amendment may impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent.

Federal Income Tax Consequences:    Options.    The Company believes that under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options. The grant of an option will create no tax consequences for a Participant or the Company. A Participant will have no taxable income upon exercising an incentive stock option after the applicable incentive stock option holding periods have been satisfied (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, a Participant must recognize ordinary income equal to the difference between the fair market value of the Shares on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. The treatment to a Participant of a disposition of Shares acquired through the exercise of an option depends on how long the Shares were held and on whether the Shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequence to the Company in connection with a disposition of Shares acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of Shares acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied.

Stock Appreciation Rights.    The amount of any cash (or the fair market value of any Shares) received upon the exercise of a stock appreciation right under the Stock Plan will be includable in a Participant’s ordinary income. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount of such ordinary income recognized by the Participant.

Restricted Stock.    A Participant generally will not recognize taxable income upon the grant of restricted stock, and the recognition of any income will be postponed until such Shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the Participant will recognize ordinary income equal to the fair market value of the restricted stock at the time that such restrictions lapse less any amount paid by the Participant for the restricted stock. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount included in the Participant’s gross income.

A Participant may elect to be taxed at the time of the grant of restricted stock (rather than being taxed at the time that the respective restrictions lapse) and, if this election is made no later than 30 days after the date of grant, the Participant will recognize ordinary income equal to the excess of the fair market value of the restricted stock at the time of grant determined without regard to any of the restrictions thereon over the amount paid, if any, by the Participant for such Shares. The Company would be entitled to a correlative deduction.

Performance Units and Shares.    Generally, a Participant will not recognize any taxable income upon the award of performance units. At the end of the applicable performance period, an amount equal to the amount of cash or the fair market value of the common stock or other property received will be recognized as ordinary income by the Participant, and, subject to the deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction at such time equal to the amount recognized by the Participant.

No taxable income will generally be recognized by a Participant upon being awarded performance Shares. Upon delivery of the common stock at the end of the applicable performance period free of all restrictions, the Participant will recognize ordinary income equal to the fair market value of the stock received. Alternatively, the Participant may elect to be taxed at the time of the grant of the Performance Shares or Restricted Stock, as described above. The Company will be entitled to a deduction equal to the amount recognized by the Participant at the time such amount is recognized by the Participant, subject to the deduction limitation under Section 162 (m) or 280G of the Internal Revenue Code.

Phantom Stock.    A Participant will generally not recognize taxable income upon the grant of the phantom stock award, but rather will have ordinary income upon the payment or settlement of the award equal to the then fair market value of the stock or cash received. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount included in the Participant’s gross income.

Section 162(m) Limit.    The Stock Plan is designed to enable Humana to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code provides that, subject to certain exceptions, Humana may not deduct compensation paid to any one of certain executive officers in excess of $1 million for any one fiscal year. Section 162(m) excludes performance-based compensation meeting certain requirements from the $1 million limitation on tax deductibility. If the Stock Plan is approved by stockholders, the Company expects that all stock options, stock appreciation rights and Performance Awards paid in accordance with the Stock Plan, and certain grants of restricted stock and other stock-based grants made under the Stock Plan, will be deductible as performance based compensation not subject to the $1 million limitation on deductibility.

Vote Required.    Approval of the Stock Plan requires the affirmative vote of the holders of a majority of the Shares of Company common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote.

If the Stock Plan is approved by the stockholders, the Company intends to register the Shares of Company common stock that could be awarded under the Stock Plan as soon as practicable after such approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 2003 STOCK INCENTIVE PLAN.

PROPOSAL TO APPROVE THE 2003 EXECUTIVE MANAGEMENT  INCENTIVE COMPENSATION PLAN

Upon the recommendation of the Organization & Compensation Committee (the “Committee”), the Board of Directors has adopted the Humana Inc. 2003 Executive Management Incentive Compensation Plan (the “Plan”), and recommends that the stockholders approve the Plan, effective as of January 1, 2003, for awards earned during a five-year period thereafter.

The principal provisions of the Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached hereto as Appendix C. Terms not defined herein shall have the same meaning as set forth in the Plan.

Purpose:    The purpose of the Plan is to permit the Company to provide annual performance incentives to attract, retain and reward selected executives for their efforts in optimizing the profitability and growth of the Company, consistent with sound and ethical business practices.

Under Section 162(m) of the Internal Revenue Code, as amended, the amount of compensation earned by the Chief Executive Officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1 million per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to the $1 million limitation. The Company has structured the Plan so that any compensation paid pursuant to the Plan will be “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Administration:    The Committee will administer the Plan and will have final authority to construe and interpret it. The Committee will annually select those executive officers eligible to participate in the Plan and will establish specific Performance Targets and an objective formula or standard to determine the maximum awards payable to each participating executive officer. The Committee has sole discretion to determine the form, amount and terms of each Award which need not be uniform among the persons eligible to receive Awards.

Participation:    If the Plan is approved by stockholders, all Executive Officers of the Company (currently eleven in number) will be eligible to be designated as Participants in the Plan.

Non-employee Directors of the Company are not eligible to participate in the Plan.

New Plan Benefits:    As described above, the Committee must select the executive officers eligible to participate in the Plan. No amounts have been awarded under the Plan and no Awards are determinable at this time.

Performance Targets:    The Performance Targets may be based on one or more of the following predetermined business goals as defined in the Plan: (i) consolidated net income or earnings per share (“EPS”), and/or (ii) cash flow from operating activities, return on invested capital, return on assets, or return on equity, and/or (iii) growth objectives or profit objectives.

The Committee may determine at the time the Performance Targets are established that certain adjustments will be made in evaluating whether the Performance Targets have been met to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following: (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets, including goodwill; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; or (vii) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year.

Each of the adjustments may relate to the Company as a whole or any part of the Company’s business operations. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Performance Targets or other features of an Award that relate to the value of, any Shares of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of Shares or other similar changes in such stock.

Award Payments:    All selected executive officers, including the Named Executive Officers would be eligible for a maximum bonus of two hundred percent (200%) of his/her base salary earned during each year. The precise percentage earned shall be based upon a schedule of achievement of Performance Targets determined each year by the Committee. The maximum incentive compensation earned in any fiscal year by the Chief Executive Officer may not exceed Three Million ($3,000,000) or One Million Five Hundred Thousand Dollars ($1,500,000) for any other Participant.

The Committee has sole discretion to determine whether to actually pay any or all of the permissible Award or to defer payment of any Award. The Committee is also authorized to establish additional conditions and terms of payment for Awards, including the achievement of other or additional financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Committee may waive any additional conditions and terms, it may not waive the basic Performance Targets as to the business criteria chosen for any Performance Period.

Awards earned will be paid on or before the date necessary to make the payments deductible under the Code for the fiscal year in which they were earned.

Amendments:    The Committee may from time to time amend, suspend or terminate the Plan in whole or in part, but no amendment will be effective without Board and/or stockholder approval if such approval is required to satisfy the requirements of Section 162(m).

Vote Required:    Approval of the Plan requires the affirmative vote of the holders of a majority of the Shares of Company common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 2003 EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN.

ADDITIONAL INFORMATION

Our Annual Report on Form 10-K for the year ended December 31, 2002, excluding certain of its exhibits, is included with the mailing of this Proxy Statement. The Company will provide a copy without charge to anyone who makes a written request to Humana Inc., Investor Relations Department, 500 West Main Street, Louisville, KY 40202. The Company’s Annual Report on Form 10-K and all other filings with the Securities Exchange Commission may also be accessed via the Investor Relations page on the Company’s web site at www.humana.com.

By Order of the Board of Directors,

Joan O. Lenahan, Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose:

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by reviewing:

•	The financial information provided in the Company’s Annual Report on Form 10-K and the quarterly reports on Form 10-Q and other reports as appropriate;

•	The Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

•	The Company’s auditing, accounting and financial reporting processes.

•	The independence and performance of the Company’s independent accountants and internal auditing department

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

Composition:

The Audit Committee shall be composed of three or more directors as determined by the Board. Each of them shall be an independent director, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. The Chairman of the Audit Committee shall be elected by the Board out of those members appointed to the Committee. The Chairman shall preside at meetings of the Audit Committee.

Responsibilities:

The responsibilities of the Audit Committee shall include the following:

•	Reviewing and assessing the adequacy of this charter annually and recommending any proposed changes to the Board for approval;

•	Recommending to the Board the independent accountants to be selected to audit the financial statements of the Company and its subsidiaries. The independent accountants shall be ultimately accountable to the Audit Committee and to the Board. The Audit Committee shall review the independence and performance of the accountants and shall annually recommend to the Board the appointment of the independent accountants or approve any discharge of accountants when circumstances warrant;

•	Reviewing with management and the independent accountants the Company’s annual financial statements, including a discussion with independent accountants of the matters required by the Statement of Auditing Standards No. 61 (“SAS 61”), as amended, or any successor thereto;

•	Reviewing with management and the independent accountants the financial information provided in Form10-Q prior to its filing with the Securities and Exchange Commission, including a discussion with the independent accountants of the matters to be discussed by SAS 61, as amended, or any successor thereto. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review;

•	Overseeing the independence of the accountants by receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard 1 (“ISB No. 1”) and reviewing any disclosed relationships or services between the accountants and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the accountants;

•	Meeting with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, to review such audit, including any comments or recommendations of the independent accountants;

•	Reviewing with the independent accountants, the Company’s internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and eliciting any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

•	Reviewing the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants;

•	Receiving prior to each meeting, a summary of findings from completed internal audits and progress reports on the proposed internal audit plan, with explanations for any deviations from the original plan;

•	Monitoring the effectiveness of the Company’s compliance program;

•	Providing sufficient opportunity for the internal auditors and independent accountants to meet with the members of the Audit Committee without members of management present. (Among the items to be discussed in these meetings are the independent accountants’ evaluation of the Company’s financial, accounting, auditing personnel, and the cooperation that the independent accountants received during the course of the audit.); and

•	Determining the appropriateness of fees for audit and non-audit services performed by the independent accountants. With respect to non-audit services, this determination will be made in accordance with all applicable laws, regulations, and company policies to assure the continuing independence of the independent auditors.

Manner of Acting:

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Audit Committee present (in person or by telephone) at any duly authorized meeting of the Audit Committee shall constitute a quorum, and approval by a majority of the quorum is necessary for Audit Committee action. With the concurrence of the Audit Committee, certain of the oversight duties herein may be conducted by the Chairman acting on behalf of the Audit Committee; provided that formal action by the Audit Committee shall be undertaken only by a quorum of the Audit Committee. Minutes shall be recorded of each meeting held. When appropriate, action may be taken by written consent in lieu of a meeting of the Committee.

In carrying out its duties and responsibilities, the Audit Committee shall have direct access to independent counsel when deemed necessary and shall maintain free and open means of communication between the directors, the independent accountants, the internal auditors, and the financial management of the Company.

Reports:

The Chairman of the Audit Committee (or in his or her absence such other Committee members as the Committee may select) shall report on behalf of the Committee to the full Board at each regularly scheduled meeting with respect to any action taken by the Committee if any meetings of the Committee have been held (or action otherwise taken) since the date of the previous Board meeting. The minutes of meetings held or other record of action taken may be submitted to the Board of Directors for review in lieu of any such report.

APPENDIX B

HUMANA INC.

2003 STOCK INCENTIVE PLAN

SECTION 1.1    PURPOSE.    The purpose of the Humana Inc. 2003 Stock Incentive Plan (the “Plan”) is to strengthen Humana Inc., a Delaware corporation (the “Company”), by providing an incentive to its and its Subsidiaries’ employees, officers, consultants and directors and thereby encouraging them to devote their abilities to the success of the Company and its Subsidiaries, thus enhancing the value of the Company for the benefit of its stockholders. It is also intended to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 1.2    ESTABLISHMENT AND TERM OF THE PLAN.    The Company establishes the Plan effective as of May 15, 2003, subject to the Plan having been approved by the Company’s stockholders on that date. The Plan shall remain in effect until the earliest of: (i) the date that no additional Shares are available for issuance under the Plan, (ii) the date that the Plan has been terminated in accordance with Section 13 or (iii) the day preceding the tenth anniversary of the date of its adoption. Upon the termination or expiration of the Plan as provided in this Section 1.2, no Award shall be granted pursuant to the Plan, but any Award granted prior thereto may extend beyond such termination or expiration.

SECTION 2.    DEFINITIONS.    As used in the Plan, the following terms shall have the meanings set forth below:

2.1	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, or Phantom Stock Award.

2.2	“Award Agreement” or “Agreement” shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed or otherwise authenticated by both the Company and the Participant.

2.3	“Board” shall mean the Board of Directors of the Company.

2.4	“Cause” shall mean, unless otherwise defined in the Award Agreement or a written employment agreement in effect between the Company or any of its Subsidiaries and an individual Participant, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

2.5	“Change in Control” shall mean the occurrence of:

(a)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of

Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition”

(as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”) (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)	The individuals who, as of the effective date of this Plan are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)	The consummation of:

(i)	A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

(A)	the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and no agreement, plan or arrangement is in place to change the composition of the board of directors following the merger, consolidation or reorganization; and

(C)

no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities, has

Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(ii)	A complete liquidation or dissolution of the Company; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of Shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.6	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.7	“Committee” shall mean the Organization & Compensation Committee of the Board (or any successor committee); provided, however, that (i) with respect to Awards to any Eligible Individual subject to Section 16 of the Exchange Act, Committee means all of the members of the Organization & Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act, (ii) with respect to Awards intended to satisfy the requirements for “performance based compensation” within the meaning of Section 162(m) of the Code, the regulations promulgated thereunder, and any successors thereto, Committee means all of the members of the Organization & Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code, and (iii) with respect to all Awards, the Committee shall be composed of “independent” directors as required under the New York Stock Exchange listing requirements.

2.8	“Company” shall mean Humana Inc. and any successor thereto.

2.9	“Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long term disability plan.

2.10	“Eligible Individual” means any Employee or any director or consultant of the Company or any of its Subsidiaries.

2.11	“Employee” shall mean any employee of the Company or of any of its Subsidiaries. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be a Subsidiary of the Company, even if he or she continues to be employed by such employer.

2.12	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.13	“Fair Market Value” shall mean, (i) with respect to Shares, the average of the highest and lowest reported sales prices, regular way, of Shares in transactions reported on the New York Stock Exchange on the date of determination of Fair Market Value, or if no sales of Shares are reported on the New York Stock Exchange for that date, the comparable average sales price for the last previous day for which sales were reported on the New York Stock Exchange or the value of a Share for such date as established by the Committee using any other reasonable method of valuation, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14	“Fair Market Value as Adjusted” means, in the event of a Change in Control, the greater of (a) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (b) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

2.15	“Incentive Stock Option” shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto and designated by the Committee as an Incentive Stock Option.

2.16	“Nonqualified Stock Option” shall mean an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

2.17	“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.18	“Parent” shall mean any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.

2.19	“Participant” shall mean an Eligible Individual who is selected by the Committee to receive an Award under the Plan.

2.20	“Performance Award” shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

2.21	“Performance Objectives” shall have the meaning set forth in Section 9.3(a).

2.22	“Performance Period” shall mean that period, established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.23	“Performance Share” shall mean any Shares issued or transferred to a Participant under Section 9.2.

2.24	“Performance Unit” shall mean Performance Units granted to a Participant under Section 9.1.

2.25	“Phantom Stock” means a right granted to a Participant pursuant to Section 10.

2.26	“Plan” shall mean the Humana Inc. 2003 Stock Incentive Plan, as the same may be amended from time to time.

2.27

“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any forfeiture provisions and any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28	“Restricted Stock Award” shall mean an award of Restricted Stock under Section 8 hereof.

2.29	“Retirement” shall have the same meaning as set forth in the Humana Retirement and Savings Plan or any successor plan thereto.

2.30	“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.31	“Shares” shall mean the shares of common stock, $.16-2/3 par value, of the Company and such other securities of the Company into which such Shares are changed or for which such shares are exchanged.

2.32	“Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, other than in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

2.33	“Subsidiary” shall mean (i) a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, or (ii) other than for purposes of determining who is an Employee that is eligible for an Award of Incentive Stock Option, any other entity in which the Company directly or indirectly owns 50% or more of the voting interests.

2.34	“Substitute Award” shall have the meaning set forth in Section 4.4.

2.35	“Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422 or the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

SECTION 3.    ADMINISTRATION.

3.1	Authority of Committee. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to: (i) select those Eligible Individuals to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) accelerate the exercisability of, and accelerate or waive any restrictions and conditions applicable to an Award; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan; and (xi) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable. Notwithstanding anything in this Section 3.1 to the contrary, the Committee shall not have the authority to reduce the exercise price for Options and Stock Appreciation Rights other than in connection with adjustments as provided in Section 4.

3.2	Decisions Binding. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company and its Subsidiaries, any Participant, and any Eligible Individual.

3.3	Delegation. Subject to all applicable laws and the terms of the Plan, the Committee may delegate, in whole or in part and as limited by the Committee, its authority as identified herein to any individual or committee of individuals (who need not be directors of the Board), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company, or any of its Subsidiaries who are subject to Section 16 of the Exchange Act. To the extent that the Committee delegates its authority to make Awards as provided by this Section, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate.

SECTION 4.    SHARES SUBJECT TO THE PLAN.

4.1	Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.7, the aggregate number of Shares that may be issued to Participants pursuant to Awards granted under the Plan shall not exceed eight million (8,000,000) Shares.

4.2	Lapsed Awards. If any Award is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall not count against the aggregate number of Shares that may be issued under the Plan set forth in Section 4.1 above and may again be the subject of Awards hereunder.

4.3	Shares Used to Pay Option Price and Withholding Taxes. If a Participant pays the Option price for an Option by tendering previously owned Shares or satisfies any tax withholding requirement by having the Company withhold Shares in accordance with the terms of the Plan, then such Shares surrendered to pay the option price or used to satisfy such tax withholding requirements shall not count against the aggregate number of Shares that may be issued under the Plan set forth in Section 4.1 above and may again be the subject of Awards hereunder.

4.4

Other Items Not Included.    The following items shall not count against the aggregate number of Shares that may be issued under the Plan set forth in Section 4.1 above: (i) the payment in cash of dividends or dividend equivalents under any outstanding Award; (ii) any Award that is settled in cash rather than by issuance of Shares; or (iii) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary (“Substitute Award”).

4.5	Award Limits. Notwithstanding any provision herein to the contrary, the following provisions shall apply (subject to adjustment as provided in Section 4.7 below):

(i)	in no event shall a Participant receive an Award or Awards during the term of the Plan in the aggregate in respect of more than twenty percent (20%) of the Shares (whether such Award or Awards may be settled in Shares, cash or any combination of Shares and cash) authorized under the Plan, and the maximum dollar amount of cash or value of property other than in Shares which may be paid hereunder on an annual basis shall not exceed $3 million in the case of the chief executive officer of the Company or $1.5 million in the case of any other Participant.

(ii)	Shares issued during the term of the Plan for Awards other than Options and Stock Appreciation Rights shall in no event exceed fifty percent (50%) of the Shares authorized under the Plan.

(iii)	in no event shall more than fifty percent (50%) of the Shares authorized under the Plan be issued upon the exercise of Incentive Stock Options granted under the Plan.

4.6	Source of Shares. The Company shall reserve for purposes of the Plan unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.7	Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and classes of Shares or other stock or securities with respect to which Options or other Awards may be granted under the Plan, and (ii) the number and class of Shares or other stock or securities which are subject to outstanding Options or other Awards granted under the Plan and the purchase price therefore, if applicable. Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such a manner as not to constitute a modification as defined by Section 424 of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

SECTION 5.    ELIGIBILITY.    Any Eligible Individual shall be eligible to be selected as a Participant; provided, however, that only Employees may be granted Awards of Incentive Stock Options.

SECTION 6.    STOCK OPTIONS.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

6.1

Option Price.    The exercise price per Share under an Option shall be determined by the Committee in its sole discretion; provided that, except in the case of an Option pursuant to a Substitute Award, such purchase price shall not be less than the Fair

Market Value of a Share on the date of the grant of the Option (110% of the Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

6.2	Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years (five (5) years in the case of an Incentive Stock Option issued to a Ten-Percent Stockholder) from the date the Option is granted.

6.3	Exercisability. Options shall be exercisable at such time or times as determined by the Committee and set forth in the Award Agreement; provided, however, that the Committee may accelerate the time or times at which an Option shall be exercisable in its sole discretion.

6.4	Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive offices, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either (or any combination thereof): (i) cash, or (ii) the transfer of Shares previously owned by the Participant, for a time period determined by the Committee, to the Company upon such terms and conditions as determined by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

6.5	Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options may be granted to a Participant and the terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

6.6	Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities. Similarly, the Committee may require Shares to be held for a specific period of time.

6.7

Non-Transferability.    No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Award Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Participant. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

SECTION 7.    STOCK APPRECIATION RIGHTS.    The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

7.1	Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

7.2	Stock Appreciation Right Related to an Option.

(a)	Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable.

(b)	Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c)	Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.3	Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock
Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years other than in the event of the death or Disability of the Participant as set forth in Section 12. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

7.4	Non-Transferability. No Stock Appreciation Right shall be transferable by the Participant other than by will or by the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

7.5	Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive offices, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.

7.6	Form of Payment. Payment of the amount determined under Section 7.2 or 7.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

SECTION 8.    RESTRICTED STOCK AWARDS.

8.1	Grants. Restricted Stock Awards may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee shall have full and final authority to select those Eligible Individuals who will receive an Award of Restricted Stock, which shall be evidenced by an Award Agreement between the Company and the Participant. Each Award Agreement shall contain such restrictions, which may include such terms and conditions, including forfeiture provisions, as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates.

8.2	Purchase Price. The purchase price, if any, for Shares of Restricted Stock shall be determined by the Committee, but shall not be less than the par value per Share, except in the case of treasury Shares, for which no payment need be required. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.

8.3

Rights of Participant.    Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Participant shall fail to execute the Award Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

8.4	Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 8.5, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant.

8.5	Lapse of Restrictions. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Award Agreement evidencing the Award shall set forth any such restrictions. The Committee may accelerate or waive any or all of the restrictions and conditions applicable to any Award, for any reason.

8.6	Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

8.7	Delivery of Shares. Upon the lapse of the restrictions and forfeiture provisions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

SECTION 9.    PERFORMANCE AWARDS.

9.1

Performance Units.    The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Award Agreement between the Company and the Participant. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Period, represent the right to receive payment subject to Section 9.3(c) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit becomes vested or any other date specified by the Committee; (ii) in the case of dollar-denominated Performance Units, the specified dollar amount; or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Award Agreement shall specify the number of Performance Units to which it related, the

Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Period within which such Performance Objectives must be satisfied.

(a)	Vesting and Forfeiture. Subject to Section 9.3(c), a Participant shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Award Agreement are satisfied for the Performance Period.

(b)	Payment of Awards. Subject to Section 9.3(c), payment to Participants in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Period to which such Award relates unless the Award Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Award Agreement. Such payments may be made entirely in Shares valued at the Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

9.2	Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals with such terms and conditions including forfeiture provisions as the Committee shall determine and as set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions.

(a)	Rights of Participant. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Participant; provided, however, that no Performance Shares shall be issued until the Participant has executed an Award Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Participant shall fail to execute the Award Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)

Non-transferability.    Until all restrictions upon the Performance Shares awarded to a Participant shall have lapsed in the manner set forth in Section 9.3(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant. The Committee also may impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c)	Lapse of Restrictions. Restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d)	Treatment of Dividends. At the time an Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or as additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(e)	Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

9.3	Performance Objectives.

(a)	Establishment. Performance objectives (“Performance Objectives”) for Performance Awards may be expressed in terms of (i) earnings per share, (ii) Share price, (iii) consolidated net income, (iv) pre-tax profits, (v) net earnings, (vi) return on equity or assets, (vii) sales, (viii) cash flow from operating activities, (ix) return on invested capital, (x) other growth or profit objectives, or (xi) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its subsidiaries, any of its divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Period shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Period has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Period, and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

(b)	Effect of Certain Events. At the time of the granting of an Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Award as performance-based compensation, the Committee may provide for the manner in which the performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets, including goodwill; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reportedly publicly by the Company; or (vii) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

(c)	Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute performance-based compensation made to a Participant who is subject to Section 162(m) of the Code, the Committee shall certify that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as performance-based compensation.

SECTION 10.    PHANTOM STOCK AWARDS.

10.1	The Committee may, in its discretion, grant Phantom Stock to any Eligible Individuals. Such Phantom Stock shall be subject to the terms and conditions established by the Committee and set forth in the applicable Award Agreement.

10.2	Upon the vesting of a Phantom Stock Award, which may be based on the passage of time, the achievement of Performance Objectives or otherwise, the Participant shall be entitled to receive a payment in respect of each share of Phantom Stock in the form of cash or Shares or a combination of cash and Shares, as determined by the Committee in its sole discretion, which shall be based on the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee at the time the Phantom Stock Award was granted. The Committee may, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock.

10.3

Non-transferability.    Unless the Committee determines otherwise at the time the Award is granted, no Award, and no Shares subject to Awards described in this Section which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant.

SECTION 11.    CHANGE IN CONTROL PROVISIONS.

11.1	Notwithstanding any other provision of the Plan to the contrary, the following shall govern in the event of a Change in Control.

11.2	Except as may be set forth in an Award Agreement, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In the event a Participant’s employment with the Company is terminated other than for Cause within three (3) years following a Change in Control, each Option held by the Participant that was exercisable as of the date of termination of the Participant’s employment or service shall remain exercisable for a period ending the earlier of the second anniversary of the termination of the Participant’s employment or the expiration of the stated term of the Option.

11.3	To the extent set forth in an Award Agreement evidencing the grant of an Option, a Participant will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option to the extent not yet exercised and the Participant will be entitled to receive a payment in an amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (2) the Fair Market Value as Adjusted of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered. The form of payment shall be determined by the Committee.

11.4	Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Award Agreement evidencing the grant of a Stock Appreciation Right unrelated to an Option, a Participant will be entitled to surrender for cancellation within sixty (60) days after such Change in Control and receive a payment from the Company in cash in an amount equal to the excess, if any, of (a) the greater of (i) the Fair Market Value on the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (ii) the Fair Market Value as Adjusted, on the date of exercise, of the Shares over (b) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised. In the event a Participant’s employment with the Company terminates other than for Cause within three (3) years following a Change in Control, each Stock Appreciation Right held by the Participant that was exercisable as of the date of termination of the Participant’s employment shall, notwithstanding any shorter period set forth in the Award Agreement evidencing the Stock Appreciation Right, remain exercisable for a period ending not before the earlier of the second anniversary of (x) the termination or the Participant’s employment or (y) the expiration of the stated term of the Stock Appreciation Right.

11.5	Unless the Committee shall have determined otherwise at the time of the grant of an Award of Restricted Stock or Phantom Stock, the restrictions upon Shares of Restricted Stock or Phantom Stock shall lapse and in the case of Phantom Stock, the Participant shall be entitled to receive in respect of the Phantom Stock Award a cash payment within ten (10) days after such Change in Control.

11.6	Unless otherwise determined by the Committee and set forth in the Award Agreement, the Participant shall (i) become vested in all outstanding of the Performance Units as if all Performance Objectives had been satisfied at the maximum level and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control.

11.7	Unless otherwise determined by the Committee and set forth in the Award Agreement, with respect to Performance Shares, all restrictions shall lapse immediately on all outstanding Performance Shares as if all Performance Objectives had been satisfied at the maximum level.

SECTION 12.    TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.

12.1	Unless otherwise determined by the Committee:

(a)	If the employment of a Participant by the Company is terminated for Cause, all the rights of such Participant under any then outstanding Award shall terminate immediately, regardless of whether or not such Award is then vested.

(b)	If the employment of the Participant is terminated for any reason other than for Cause, Retirement, death or Disability.

(i)	Any outstanding Options and Stock Appreciation Rights shall be exercisable by such Participant or a personal representative at any time prior to the expiration date of the Option or Stock Appreciation Right or within ninety (90) days after the date of such termination, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the date of termination.

(ii)	Any Shares of Restricted Stock, Performance Awards or Phantom Stock with respect to which restrictions shall not have lapsed shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Awards; provided that the Committee may determine, in its sole discretion, in the case of a termination of employment other than for Cause, that the restrictions on some or all of such Awards then held by the Participant shall immediately lapse.

(c)	In the event of the Participant’s Retirement:

(i)	Any outstanding Options or Stock Appreciation Rights shall be exercisable by such Participant at any time prior to the expiration date of the Option or Stock Appreciation Right or within two (2) years after the date of such Retirement, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the date of such Retirement.

(ii)	Any Shares of Restricted Stock, Performance Awards or Phantom Stock with respect to which restrictions shall not have lapsed shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Awards; provided that the Committee may determine, in its sole discretion, that the restrictions on some or all of such Awards then held by the Participant shall immediately lapse.

(d)	In the event of Disability or death of a Participant:

(i)	All outstanding Options and Stock Appreciation Rights of such Participant then outstanding shall become immediately exercisable in full. In the event of death of a Participant, all Options and Stock Appreciation Rights of such Participant shall be exercisable by the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the estate of the deceased Participant at any time within two (2) years after the date of death, regardless of the expiration date of the Option or Stock Appreciation Right, except for Incentive Stock Options which may not be exercised later than the expiration date of the Options. In the event of Disability of any Participant, all Options and Stock Appreciation Rights of such Participant shall be exercisable by the Participant, or, if incapacitated, by a legal representative at any time within two (2) years of the date of determination of Disability regardless of the expiration date of the Option or Stock Appreciation Right.

(ii)	Any restriction and other conditions applicable to any Shares of Restricted Stock, Performance Awards or Phantom Stock then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse.

SECTION 13.    AMENDMENTS AND TERMINATION.    The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or that without the approval of the Company’s stockholders would:

(a)	except as is provided in Section 4.7 of the Plan, increase the total number of Shares reserved for the purpose of the Plan;

(b)	change the class of Eligible Individuals eligible to participate in the Plan; or

(c)	reduce the exercise price for Options and Stock Appreciation Rights by repricing or replacing such Awards.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. Except as provided in Section 4.7 and with respect to the grant of Substitute Awards, the Committee shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price; provided, however, that this sentence shall not prohibit an exchange offer whereby the Company provides certain Participants with an election to cancel an outstanding Option and receive a grant of a new Option at a future date if such exchange offer only occurs with stockholder approval.

SECTION 14.    GENERAL PROVISIONS.

(a)	The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that, except as provided in Section 12, in no event shall the term of any Option or any Stock Appreciation Right related to any Option exceed a period of ten (10) years from the date of its grant.

(b)	No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(c)	The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have complied with the then applicable terms and conditions of such Award.

(d)	All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)	Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(f)	The Committee is authorized to establish procedures pursuant to which the payment of any Award may be deferred.

(g)	The Company is authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain Shares. The Company will not issue Shares or Awards until such tax obligations have been satisfied.

(h)	Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i)	The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(j)	If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(As adopted by the Board on March 13, 2003, subject to stockholder approval at the May 15, 2003 annual meeting.)

APPENDIX C

HUMANA INC.

2003 EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN

I.    OBJECTIVES.

The objective of the Humana Inc. 2003 Executive Management Incentive Compensation Plan (the “Plan”) is to attract, retain and reward selected executive officers for their efforts in optimizing the profitability and growth of Humana Inc. (the “Company”), consistent with sound business practices and the Company’s long and short range business plans.

II.    ELIGIBILITY AND AWARDS.

A.    Employees participating in this Plan will consist of the President and Chief Executive Officer (“CEO”) plus any other executive officers designated (a “Participant”) by the Organization & Compensation Committee of the Board of Directors of the Company (the “Committee”). Each Participant shall be notified of his/her selection.

B.    Incentive compensation will be computed by measuring the Company’s achievement of predetermined goals relating to (i) consolidated net income or earnings per share (“EPS”), and/or (ii) cash flows from operating activities, return on invested capital, return on assets, or return on equity, and/or (iii) other growth or profit objectives. All such goals (“Performance Targets”) shall be established by the Committee after giving effect to any adjustments applicable pursuant to the Plan in accordance with Internal Revenue Service regulations promulgated under Section 162(m) of the Internal Revenue Code as amended (the “Code”).

C.    Incentive compensation for a fiscal year or other relevant period determined by the Committee (“Performance Period”) shall be based on the Participant’s base salary paid or accrued during such fiscal year exclusive of any bonus or fringe benefits paid or accrued during such fiscal year (“Salary”). The Committee shall determine, subject to the limits in the Plan, the potential percentage of Salary which any Participant shall be eligible to receive as incentive compensation, which need not be the same for each Participant. The maximum incentive compensation paid for any fiscal year to any Participant shall not exceed two hundred percent (200%) of Salary. The precise percentage earned shall be based upon a schedule of achievement of Performance Targets. Notwithstanding anything herein to the contrary, the maximum incentive compensation paid for any fiscal year to the CEO may not exceed Three Million Dollars ($3,000,000), or One Million Five Hundred Thousand Dollars ($1,500,000) for any other Participant.

D.    The Company’s achievement of any relevant Performance Targets will be determined in accordance with generally accepted accounting principles. Any incentive compensation generated pursuant to incentive plans of the Company, including this Plan, shall be accrued and deducted as an expense in the appropriate fiscal year in determining the achievement of any Performance Targets.

E.    Each participant may receive an award (“Award”) if the Performance Target(s) established by the Committee are attained in the applicable Performance Period. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m) of the Code. Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may pay an Award of less than the amount determined by the formula or standard established by the Committee or may pay no Award at all.

F.    The specific Performance Target(s) must be established by the Committee in advance of the deadlines applicable under Section 162(m) of the Code and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The Performance Target(s) with respect to any Performance Period may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to the Company or on a relative basis with respect to any peer companies or index selected by the Committee. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount of Award payable to the Participant if the Performance Target(s) are attained. The objective formula or standard shall preclude the use of discretion to increase the amount of any Award earned pursuant to the terms of the Award.

G.    If services as a Participant commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant an Award that is proportionately adjusted based on the period of actual service, and the amount of any Award paid to such Participant shall not exceed that proportionate amount of the applicable maximum individual Award allowable under the Plan.

H.    To preserve the intended incentives and benefits of an Award based on a Performance Target, the Committee may determine at the time Performance Targets are established that certain adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period: (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets; including goodwill; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; or (vii) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Each of the adjustments described in this Section may relate to the Company as a whole or any part of the Company’s business operations. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in such stock.

I.    The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Award shall be calculated and whether all or any portion of the amount so calculated will be paid, subject in all cases to the terms, conditions and limits of the Plan. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under the Plan or pay Awards under this Plan if applicable Performance Target(s) have not been satisfied.

J.    Incentive compensation shall be paid to Participants on or before the date necessary in order to be deductible under the Code for the fiscal year with respect to which it was earned.

III.    ADMINISTRATION OF THIS PLAN.

The Committee has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted under the Plan and in general, to make all determinations advisable for the administration of the Plan to achieve its purpose. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated. Such determinations shall be final and not subject to further appeal.

IV.    INELIGIBILITY DURING FISCAL YEAR.

A Participant in this Plan who becomes ineligible during the fiscal year due to transfer or change of position shall cease to be eligible for further participation in this Plan on the date of transfer or change to the ineligible position. Subject to the discretion of the Committee as set forth in this Plan, if the Participant, prior to the date of transfer or change, has been a Participant in the Plan for a minimum of two (2) full calendar months of a fiscal year, the Participant will be eligible to receive partial incentive compensation based upon the Participant’s Salary for such period of time and the level of achievement in relation to Performance Targets for the entire Performance Period.

V.    TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE.

Subject to the discretion of the Committee, a Participant who has been employed (i) during the entire fiscal year for which incentive compensation is to be paid, but whose employment is terminated, voluntarily or involuntarily (other than for cause), or who is granted a leave of absence after the end of such fiscal year and prior to the payment date therefor shall receive his/her full incentive compensation with respect to such fiscal year as determined in accordance with the provisions of this Plan, or (ii) during any two (2) full calendar months of any fiscal year, but whose employment is terminated, voluntarily or involuntarily (other than for cause), or who is granted a leave of absence after the end of such two (2) full calendar months of any fiscal year but prior to the end of such fiscal year will be eligible to receive partial incentive compensation with respect to such fiscal year based upon the Participant’s Salary for the period of time he/she was a Participant at the level of achievement in relation to Performance Targets for the entire Performance Period. A Participant whose employment is terminated for cause or whose employment is terminated for any other reason prior to serving at least two (2) full calendar months of a fiscal year shall not be eligible to receive any incentive compensation under this Plan, other than any amounts which have been paid to him/her prior to the date he/she is terminated.

VI.    DEFERRED COMPENSATION.

A Participant in this Plan may, if approved by the Committee, irrevocably elect to defer receipt of any amount earned pursuant to this Plan, provided such election is made in writing.

The terms of any deferred compensation arrangement must be approved in writing by the Chairman of the Committee or his/her delegate and the Participant. Any amount deferred pursuant to this Plan may bear interest at a rate determined by the Committee, which shall not exceed the relevant applicable federal rate under the Code.

VII.    AMENDMENT OF PLAN.

Subject to any restrictions imposed under Section 162(m) of the Code, the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided that no such amendment that would require the consent of the Board and/or stockholders of the Company pursuant to Section 162(m) of the Code or the Securities Exchange Act of 1934 as amended, any New York Stock Exchange (or other relevant stock exchange) rule or regulation, or any other applicable law, rule or regulation, shall be effective without such consent.

VIII.    GENERAL PROVISIONS.

A.    No person has any claim or right to be included in this Plan or to be granted incentive compensation under this Plan until such individual has been declared a Participant and received official notice thereof in accordance with the procedures as set forth in this Plan. In addition, all of the requirements and applicable rules and regulations of this Plan must have been met including, but not limited to the availability of funds for incentive compensation awards and the determination by the Committee of the extent to which Performance Targets have been met.

B.    The designation of an individual as a Participant under this Plan does not in any way alter the nature of the Participant’s employment relationship. Participation in this Plan shall not constitute a contract of employment between the Company or any subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

C.    No benefit provided under the Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute; (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of the Plan), and approved by the Committee, to satisfy income tax withholding; and (iii) as requested by the Participant and approved by the Committee to members of the Participant’s family, or a trust established by the Participant for the benefit of family members.

D.    The Company or a subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or subsidiary.

E.    Each member of the Committee (and each person to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its subsidiaries and upon any other information furnished the Committee in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken including the furnishing or information, or failure to act, if in good faith.

F.    In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the common stock of the Company will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of the Company under this Plan.

G.    All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

H.    The expenses of administering the Plan shall be borne by the Company and its subsidiaries.

I.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

IX.    STOCKHOLDER APPROVAL.

Notwithstanding anything herein to the contrary, this Plan is subject to and conditioned upon the approval of the Company’s stockholders at the May 15, 2003 annual meeting of stockholders.

X.    INTERNAL REVENUE CODE SECTION 162(m).

Transactions under this Plan are intended to comply with all applicable conditions of Section 162(m) of the Internal Revenue Code, as amended, or its successor. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

APPENDIX

HUMANA INC.

HUMANA BUILDING, 27TH FLOOR

500 WEST MAIN STREET

LOUISVILLE, KENTUCKY 40202

YOUR VOTE IS IMPORTANT

VOTE BY TELEPHONE OR INTERNET OR MAIL

Humana Inc. encourages you to take advantage of two cost-effective and convenient ways to vote your shares.

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 p.m. NEW YORK TIME ON MAY 14, 2003.

Your telephone or Internet vote authorizes the proxies named on the proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY TELEPHONE:	ON A TOUCH-TONE TELEPHONE DIAL 1-800-690-6903 FROM THE U.S. AND CANADA.

You will be asked to enter the CONTROL NUMBER located below. Then follow the instructions.

VOTE BY INTERNET:	ACCESS THE INTERNET VOTING SITE AT WWW. PROXYVOTE.COM

Click the “PROXY VOTING” icon — You will be asked to enter the CONTROL NUMBER located below. Then follow the instructions.

VOTE BY MAIL:	Mark, sign and date your proxy card and return it in the postage-paid envelope. PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMANA INC.

The Board of Directors recommends a vote FOR the following proposals:

Vote On Directors

1.   The election of (01) David A. Jones,

(02) David A. Jones, Jr., (03) Michael E. Gellert, (04) John R. Hall, (05) Irwin Lerner, (06) Michael B. McCallister, (07) W. Ann Reynolds, Ph.D., as Directors except as indicated to the right.

	For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote on Proposals	For	Against	Abstain

2. The approval of the Company’s 2003 Stock Incentive Plan.	☐	☐	☐

3. The approval of the Company’s 2003 Executive Management Incentive Compensation Plan.	☐	☐	☐

At their discretion, the Proxies are authorized to vote upon any other matters as may come before the Annual Meeting.

Signatures of stockholders should correspond exactly with the names shown on this proxy card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. When Shares of Company Common Stock are held in joint tenants, both should sign. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Change of Address and/or Comments Mark Here and note on the reverse side.	☐

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

[	]	[	]

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

[REVERSE SIDE OF CARD]

HUMANA INC.

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, MAY 15, 2003

10:00 A.M., EDT

HUMANA BUILDING

25th FLOOR AUDITORIUM

500 WEST MAIN STREET

LOUISVILLE, KENTUCKY 40202

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints David A. Jones and Michael B. McCallister, and each of them, their attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Humana Inc. (the “Annual Meeting”) to be held in the Auditorium on the 25th Floor of the Humana Building, 500 West Main Street, Louisville, Kentucky on Thursday, the 15th day of May, 2003 at 10:00 a.m., EDT and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote on the proposals set forth on the reverse side if personally present.

THE SHARES OF COMMON STOCK COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF DIRECTORS, IN FAVOR OF THE COMPANY’S 2003 STOCK INCENTIVE PLAN AND IN FAVOR OF THE COMPANY’S 2003 EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(SEE REVERSE SIDE TO VOTE)